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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              22-3408857
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                      LUCENT TECHNOLOGIES CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              03-6080231
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                             ---------------------

               600 MOUNTAIN AVENUE, MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                            RICHARD J. RAWSON, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974,
                                 (908) 582-8500
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                    COPY TO:
                             STEPHEN L. BURNS, ESQ.
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as the registrants determine in consideration of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                        CALCULATION OF REGISTRATION FEE

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                                                                       PROPOSED           PROPOSED
                                                                       MAXIMUM            MAXIMUM
           TITLE OF EACH CLASS                    AMOUNT TO         OFFERING PRICE   AGGREGATE OFFERING      AMOUNT OF
      OF SECURITIES TO BE REGISTERED            BE REGISTERED        PER UNIT(1)          PRICE(1)        REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Lucent Technologies Capital Trust I
  preferred securities designated as 7.75%
  Cumulative Convertible Trust Preferred
  Securities (liquidation preference
  $1,000 per preferred security)..........              1,750,000    $  742.50(2)      $1,299,375,000         $119,543
                                                        preferred
                                                       securities
--------------------------------------------------------------------------------------------------------------------------------
Lucent Technologies Inc. 7.75% convertible
  subordinated debentures due 2017........       $1,750,000,000(3)         n/a(3)              n/a(3)           n/a(3)
--------------------------------------------------------------------------------------------------------------------------------
Lucent Technologies Inc. common stock,
  $.01 par value per share, and related
  preferred stock purchase rights(4)......   361,570,300 shares(5)         n/a(5)              n/a(5)           n/a(5)
--------------------------------------------------------------------------------------------------------------------------------
Guarantee by Lucent Technologies Inc. of
  the preferred securities and certain
  backup undertakings(6)..................                   --(6)          --(6)               --(6)            --(6)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest and distributions, if any.

(2) Estimated solely for purposes of calculating the amount of registration fee, pursuant to Rule 457(c) under the Securities Act, based upon the average of the bid and asked prices of the preferred securities quoted by ConvertBond.com, a division of Morgan Stanley & Co. Incorporated, on June 14, 2002.

(3) Represents the aggregate principal amount of debentures distributable, in some circumstances, to the holders of the preferred securities in exchange for the preferred securities. Pursuant to Rule 457(i) under the Securities Act, no additional registration fee is required for the debentures because no additional consideration will be received in connection with their distribution.

(4) This registration statement also relates to rights to purchase shares of Lucent preferred stock, par value $1.00 per share, designated as Series A Junior Participating Preferred Stock, which are attached to all shares of Lucent common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the Lucent common stock and can be transferred with and only with the Lucent common stock. The value attributable to the rights, if any, is reflected in the value of the Lucent common stock and no separate consideration is to be received for the rights.

(5) Represents the underlying shares of Lucent common stock originally issuable upon conversion of the preferred securities or the debentures, together with an indeterminate number of additional shares as may become issuable upon conversion of the preferred securities or the debentures as a result of anti-dilution adjustments. Pursuant to Rule 457(i) under the Securities Act, no additional registration fee is required for the Lucent common stock issuable upon conversion of the preferred securities or the debentures because no additional consideration will be received in connection with the exercise of the conversion privilege attached to the preferred securities or the debentures.

(6) The value attributable to the guarantee, if any, is reflected in the value of the preferred securities and no separate consideration has been received for the guarantee. The guarantee includes the rights of holders of the preferred securities under the guarantee and certain backup undertakings, comprised of obligations of Lucent under the indenture relating to the debentures and under the trust agreement relating to the trust, each as described in the prospectus filed with this registration statement. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is required for the guarantee because the preferred securities are being registered concurrently.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED JUNE 17, 2002

PROSPECTUS

[LUCENT TECHNOLOGIES LOGO]
                              Lucent Technologies
                                Capital Trust I

1,750,000 preferred securities designated as 7.75% Cumulative Convertible Trust
  Preferred Securities (liquidation preference $1,000 per preferred security)
                             ---------------------

                            Lucent Technologies Inc.

         $1,750,000,000 principal aggregate amount of 7.75% convertible subordinated debentures due 2017 distributable to the holders of the preferred securities in exchange for their preferred securities

       361,570,300 shares of common stock issuable upon conversion of the preferred securities or the debentures

     Guarantee of the preferred securities, to the extent set forth herein
                             ---------------------
    Lucent Technologies Capital Trust I, which we refer to as the trust, originally issued the preferred securities in a private placement on March 19, 2002. This prospectus relates to resales of the preferred securities and to sales of the debentures that may be distributed to the holders of the preferred securities in exchange for their preferred securities and of shares of Lucent common stock that may be issued upon conversion of preferred securities or debentures, by the selling securityholders named under the caption "Selling Securityholders" in this prospectus or in a supplement to this prospectus.

    Neither Lucent nor the trust will receive any proceeds from the sale of these securities by the selling securityholders, nor will they pay any underwriting discounts or commissions in the offering of these securities by the selling securityholders.

    Each preferred security represents an undivided beneficial ownership interest in the assets of the trust. Lucent owns all of the beneficial interests in the assets of the trust represented by the common securities of the trust. The trust has invested the proceeds of its private placement in the debentures.

    The preferred securities are convertible into shares of Lucent common stock, at a current conversion rate of approximately 206.6116 shares for each preferred security, representing a current conversion price of $4.84 per share of Lucent common stock, subject to specified adjustments. Lucent common stock trades on the New York Stock Exchange under the symbol "LU" and the closing price on June 14, 2002 was $2.73 per share.

    A brief description of the preferred securities and the debentures, including descriptions of the distributions payable on the preferred securities and interest payable on the debentures, the circumstances under which those distributions and interest may be deferred and the terms under which Lucent or the holders may redeem the preferred securities or debentures, can be found under "Summary of Terms" beginning on page 3.

    Lucent has guaranteed payment on the preferred securities, to the extent set forth herein.

     INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.
                             ---------------------
    NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................   ii
Available Information.......................................  iii
Summary.....................................................    1
Summary of Terms............................................    3
Risk Factors................................................    9
Forward Looking Statements..................................   14
Use of Proceeds.............................................   15
Accounting Treatment........................................   15
Ratio of Earnings to Fixed Charges..........................   15
Description of the Preferred Securities.....................   16
Description of the Debentures...............................   41
Description of the Preferred Securities Guarantee...........   51
Relationship of the Preferred Securities, the Debentures and
  the Preferred Securities Guarantee........................   55
Certain U.S. Federal Income Tax Consequences................   57
Certain ERISA Considerations................................   65
Selling Securityholders.....................................   67
Plan of Distribution........................................   71
Validity of Securities......................................   73
Experts.....................................................   73

                             ---------------------

     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, selling securityholders may, from time to time over the next two years, resell their preferred securities and sell debentures distributed to the holders of the preferred securities in exchange for their preferred securities and shares of Lucent common stock issued upon conversion of the preferred securities or the debentures, in one or more offerings.

     In this prospectus, unless the context otherwise requires, the term "the trust" refers to Lucent Technologies Capital Trust I, the term "Lucent" refers to Lucent Technologies Inc. and its subsidiaries, other than the trust, and the terms "we," "our" and "us" refer to both Lucent and the trust. References to "securities" refer collectively to the preferred securities, the preferred securities guarantee, the debentures distributable to the holders of the preferred securities in exchange for their preferred securities and the Lucent common stock issuable upon conversion of preferred securities or debentures.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

     This prospectus contains summaries believed to be accurate with respect to certain terms of certain documents, but reference is made to the actual documents, including the amended and restated trust agreement, the registration rights agreement relating to registration of the preferred securities, the debentures and the Lucent common stock issuable upon conversion of preferred securities or debentures, the indenture relating to the debentures and the preferred securities guarantee by Lucent (copies of which will be made available by us to prospective investors upon request), for complete information with respect to those documents. Such summaries are qualified in their entirety by reference to the actual documents. In addition, as we describe in the section entitled "Where You Can Find More Information," Lucent has filed and plans to continue to file other documents with the SEC that contain information about it and the business conducted by Lucent. Before you decide whether to invest in any of these securities, you should read this prospectus and any applicable prospectus supplement together with additional information described below under "Where You Can Find More Information" and "Available Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus incorporates by reference important business and financial information about Lucent that is not otherwise included in this prospectus. The following documents filed by Lucent, Commission File No. 001-11639, with the SEC are incorporated herein by reference and shall be deemed to be a part hereof:

     - Lucent's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed on December 28, 2001;

     - Lucent's definitive proxy statement on Schedule 14A, filed on December, 28, 2001;

     - Lucent's Quarterly Report on Form 10-Q for the three months ended December 31, 2001, filed on February 14, 2002;

     - Lucent's Quarterly Report on Form 10-Q for the three months ended March 31, 2001, filed on May 14, 2002, as amended by its Amended Quarterly Report on Form 10-Q/A, filed on May 15, 2002;

     - Lucent's Current Reports filed, pursuant to Item 5 of Form 8-K, on October 23, 2001, November 20, 2001, March 13, 2002, April 22, 2002, May
       13, 2002, June 3, 2002, June 13, 2002, and June 17, 2002; and

     - the "Description of Capital Stock" section of Lucent's registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, and any other amendments filed for the purpose of updating that description, including the updated description filed as exhibit 99(i) to Lucent's Quarterly Report on Form 10-Q for the three months ended December 31, 2001, filed on February 14, 2002.

     Lucent's Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K, and that part of any of Lucent's Current Reports on Form 8-K containing Regulation FD disclosure furnished under
Item 9 of Form 8-K, are not incorporated herein by reference.

     All documents and reports filed by Lucent with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished under
Item 9 of Form 8-K, and that part of any Current Reports on Form 8-K containing Regulation FD disclosure furnished under Item 9 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Lucent changed its segment reporting structure in the first fiscal quarter of 2002. The consolidated financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in Lucent's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, reflect its previous segment reporting structure. Lucent's Current Report filed pursuant to Item 5 of Form 8-K on June 17, 2002, contains updated reporting information that is reflective of Lucent's new segment reporting structure for fiscal 2001 and 2000.

     Lucent will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents should be addressed in writing or by telephone to the Corporate Secretary, Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974, telephone: (908) 582-8500.

     Lucent is subject to the information reporting requirements of the Exchange Act and accordingly files annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials Lucent files with the SEC from the SEC's Public Reference Room at its principal office, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The SEC maintains an Internet site at http://www.sec.gov/ that contains materials Lucent files electronically with the SEC. Lucent's SEC filings can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in any activity other than issuing securities representing undivided interests in the assets of the trust and investing the proceeds thereof in debentures issued by Lucent. Further, 100% of the outstanding voting securities of the trust are owned by Lucent and the preferred securities guarantee that Lucent has issued in connection with the issuance of the preferred securities by the trust, together with Lucent's obligations under the debentures and related agreements and instruments, constitute a full and unconditional guarantee on a subordinated basis by Lucent of payments due on the preferred securities. Accordingly, pursuant to Rule 12h-5 under the Exchange Act, the trust is not subject to the information reporting requirements of the Exchange Act.

                             AVAILABLE INFORMATION

     Lucent has agreed that, if it is not subject to the informational requirements of Section 13 or 15(d) of the Exchange Act at any time while the preferred securities, the debentures, the preferred securities guarantee or the Lucent common stock issuable upon conversion of the preferred securities or the debentures constitute "restricted securities" within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act, it will furnish to holders of the preferred securities, the debentures, the preferred securities guarantee or Lucent common stock issuable upon conversion of preferred securities or debentures, and to prospective purchasers designated by such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the preferred securities, debentures, preferred securities guarantee or Lucent common stock issuable upon conversion of preferred securities or debentures.

                                    SUMMARY

     This summary highlights the information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus.

                            LUCENT TECHNOLOGIES INC.

     Lucent designs and delivers networks for the world's largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies, as well as software and services, to develop next-generation networks. Its systems, services and software are designed to help customers quickly deploy and better manage their networks and create new, revenue-generating services that help businesses and consumers.

     Lucent's principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and its telephone number, at that location, is
(908) 582-8500.

                      LUCENT TECHNOLOGIES CAPITAL TRUST I

     The trust is a statutory business trust formed on February 1, 2002 under the Delaware Business Trust Act, as amended, which we refer to as the Trust Act, pursuant to a trust agreement among Lucent, as depositor, the property trustee, the Delaware trustee and the administrative trustees. The trust agreement was amended and restated in its entirety as of March 19, 2002. As amended and restated, the trust agreement is referred to in this prospectus as the trust agreement.

     The trust was established solely for the following purposes:

     - to issue and sell the preferred securities, which represent undivided beneficial ownership interests in the trust's assets;

     - to issue and sell common securities to Lucent in a total liquidation amount equal to at least 3% of the trust's total capital;

     - to invest the proceeds of the issuance and sale of the preferred securities and the common securities in the debentures;

     - to distribute the trust's income as provided in the trust agreement; and

     - to engage in only those other activities necessary or incidental to the activities described above, such as registering the transfer of the preferred securities.

     Pursuant to the trust agreement, the number of trustees is initially five. There are three administrative trustees who are individuals who are employees or officers of Lucent. The fourth trustee, the property trustee, must be a financial institution that is unaffiliated with Lucent. The fifth trustee, the Delaware trustee, must be an entity that maintains its principal place of business in the State of Delaware. The Bank of New York is the initial property trustee and its affiliate, The Bank of New York (Delaware), is the initial Delaware trustee but may be, in each case, removed or replaced by the holder of the common securities of the trust. The Bank of New York is also the initial guarantee trustee under the preferred securities and the initial indenture trustee under the indenture governing the debentures.

     The property trustee holds legal title to the debentures for the benefit of the holders of the preferred securities and the common securities, and the property trustee has the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for the benefit of the holders of the preferred securities and the common securities. The guarantee trustee holds the preferred securities guarantee for the benefit of the holders of the preferred securities. Lucent will pay all fees and expenses related to the trust, see "Description of the Preferred Securities -- Expenses of the Trust."

     Because the trust has been established only for the purposes listed above, the debentures are the trust's sole assets. Payments on the debentures is the trust's sole source of income. The trust may only issue one series of preferred securities.

     The principal office of the trust is located at c/o Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974 and its telephone number, at that location, is (908) 582-8500.

                                  RISK FACTORS

     Investing in these securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page 9 of this prospectus, including the documents incorporated by reference in this prospectus, before investing in any of these securities.

                                SUMMARY OF TERMS

Maximum Number of Securities
Offered.......................   1,750,000 preferred securities designated as
                                 7.75% Cumulative Convertible Trust Preferred
                                 Securities.

Issuer........................   Lucent Technologies Capital Trust I, a Delaware
                                 business trust. The only assets of the trust are the 7.75% convertible subordinated debentures due 2017 of Lucent.

Guarantor.....................   Lucent Technologies Inc., a Delaware
                                 corporation.

Distributions.................   Distributions on the preferred securities have
                                 been accruing since March 19, 2002, and are payable in cash at an annual rate of 7.75% of the liquidation preference of $1,000 per preferred security. Subject to the deferral provisions described below, distributions are cumulative and are payable quarterly in arrears on March 15, June 15, September 15 and December
                                 15 of each year, commencing June 15, 2002.
                                 Because distributions on the preferred
                                 securities are considered interest for U.S.
                                 Federal income tax purposes, they do not entitle corporate holders to a dividends-received deduction.

Distribution Deferral
Provisions....................   The ability of the trust to pay distributions
                                 on the preferred securities depends on the receipt of interest payments from Lucent on the debentures. As long as no event of default has occurred and is continuing under the indenture governing the debentures, Lucent has the right to defer payments of interest on the debentures for up to 20 consecutive interest payment periods and such deferred interest shall accrue interest at an annual rate that is 1.50% higher than the stated interest rate. Lucent may not, however, defer interest payments beyond the maturity or any redemption date of the debentures. If Lucent defers the payment of interest on the debentures, the trust will defer the quarterly distributions on the preferred securities for a corresponding period. Upon the termination of a deferral period, payment will become due on all accrued and unpaid amounts on the debentures. Upon such payment, the trust will be required to pay all accumulated and unpaid distributions to holders of the preferred securities.

Rights Upon Deferral of
Distributions.................   During any period in which interest payments on
                                 the debentures are deferred, interest will accrue on the deferred interest payments and additional distributions will accumulate on the deferred distributions at an annual rate that is 1.50% higher than the stated distribution rate, compounded quarterly. During any such period, Lucent has agreed not to, and has agreed to cause its subsidiaries, other than the trust, not to, (1) declare or pay any dividend or to redeem, purchase, acquire or make a distribution or liquidation payment with respect to, Lucent common stock or preferred stock or any other security of Lucent similar to the preferred securities or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lucent ranking equally with or junior to the debentures or make any guarantee payments with respect thereto. The foregoing does not apply to, among other things, any dividends payable in stock on Lucent common and preferred stock or payments of interest on any convertible subordinated debentures issued by Lucent in exchange for its 8.00% redeemable convertible preferred stock.

U.S. Federal Income Tax
Consequences..................   The debentures have been issued with original
                                 issue discount for U.S. Federal income tax purposes. An owner of preferred securities will be considered a beneficial owner of a pro rata portion of the debentures held by the trust.
                                 Consequently, it will be required to include original issue discount in its taxable gross income as the original issue discount accrues on the debentures even if it has not received cash distributions that correspond to that income. Although Lucent has the right to defer payments of interest, it has no current intention to exercise that right. If Lucent does not exercise its right to defer interest payments, the amount of original issue discount that an owner of preferred securities would include in its taxable gross income for a taxable year will be approximately the same as the amount of cash distributions it will receive for that taxable year. See "Certain
                                 U.S. Federal Income Tax Consequences -- U.S.
                                 Holders -- Interest Income and Original Issue
                                 Discount." Preferred securities acquired after their original issuance on March 19, 2002, might be subject to rules applicable to instruments acquired at an acquisition premium or market discount. See "Certain U.S. Federal
                                 Income Tax Considerations -- U.S.
                                 Holders -- Acquisition Premium" and "-- U.S.
                                 Holders -- Market Discount."

Conversion Rights.............   Each preferred security may be converted at the
                                 option of the holder into a number of shares of Lucent common stock, subject to adjustment based on adjustments to the conversion price, at any time until 5:00 p.m., New York City time, on March 15, 2017 (or, in the case of preferred securities called for redemption, until the close of business on the business day before the applicable redemption date).

                                 Each preferred security is convertible into shares of Lucent common stock, at a current conversion rate of approximately 206.6116 shares for each preferred security (equivalent to a current conversion price of $4.84 per share of Lucent common stock) representing an adjustment of the initial conversion rate, which was approximately 163.9344 (and equivalent initial conversion price of $6.10), on account of Lucent's June 1, 2002, distribution of its shares of Agere Systems Inc., which we refer to as Agere, to Lucent's common shareowners and subject to further adjustment in a number of other circumstances described under "Description of Preferred Securities -- Conversion Price Adjustments." For the tax consequences of the adjustment to the conversion price, see "Certain U.S. Federal Income Tax Consequences -- U.S.
                                 Holders -- Adjustment of Conversion Price" and "-- Non-U.S. Holders -- Adjustment of Conversion Price," below.

                                 In connection with any preferred security presented for conversion, the conversion agent will exchange these preferred securities for the appropriate principal amount of the debentures held by the trust and immediately convert these debentures into Lucent common stock. No fractional shares of Lucent common stock will be issued as a result of a conversion. Instead, fractional interests will be paid by Lucent at its option in cash or scrip. If a preferred security is presented for conversion during a deferral period, no accrued and deferred distributions will be payable.

Liquidation Amount............   If the trust is liquidated, holders of
                                 preferred securities will be entitled to receive the liquidation preference of $1,000 per preferred security plus an amount equal to any accrued and unpaid distributions thereon to the date of payment, unless the debentures are distributed to holders.

Optional Redemption...........   Lucent may redeem the debentures, in whole or
                                 in part, for cash, from time to time on or after March 20, 2007, at the prices specified herein plus an amount equal to any accrued and unpaid interest thereon. If Lucent redeems any debentures, the trust must redeem preferred securities and common securities of the trust having a liquidation preference equal to the principal amount of the debentures so redeemed at a redemption price corresponding to the redemption price of the debentures. The preferred securities do not have a stated maturity date, although they are subject to mandatory redemption upon the repayment of the debentures at their stated maturity (March 15, 2017) and upon acceleration or earlier redemption of the debentures.

Special Event Redemption......   Upon the occurrence of an investment company
                                 event (as defined in "Description of the Preferred Securities -- Special Event
                                 Redemption") or upon the occurrence of a tax event (as defined in "Description of the Preferred Securities -- Special Event
                                 Redemption"), Lucent may redeem the debentures in whole, but not in part (in the case of an investment company event) or in whole or in part (in the case of a tax event) at a redemption price equal to 100% of the principal amount of the debentures to be redeemed plus an amount equal to any accrued and unpaid interest thereon, but only if dissolving the trust and causing the trust to distribute the debentures to the holders of preferred securities, as described in "Description of Preferred
                                 Securities -- Distribution of Debentures," would not prevent the occurrence of, or cure, such investment company event or tax event. If
                                 Lucent redeems any debentures, the trust must redeem the equivalent amount of preferred securities and common securities of the trust at the liquidation amount thereof plus an amount equal to any accrued and unpaid distributions thereon.

Dissolution of the Trust......   Lucent has the right, at any time, to dissolve
                                 the trust and, after satisfaction of the creditors of the trust as provided by applicable law, cause the trust to distribute the debentures to holders of its preferred securities and common securities on a proportionate basis.

Additional Sums...............   Lucent is required to pay all taxes (other than
                                 withholding taxes) and other expenses of the trust. See "Description of the Preferred
                                 Securities -- Expenses of the Trust."
                                 Consequently, if a tax event occurs and Lucent does not elect to redeem the debentures or liquidate the trust, the amount of distributions then due and payable by the trust on the outstanding preferred securities will not be reduced as a result of the tax event.

Debentures of Lucent..........   The debentures mature on March 15, 2017, and
                                 bear interest at the rate of 7.75% per annum, payable quarterly in arrears. The payment of principal and interest on the debentures will rank junior to all present and future senior debt of Lucent and will rank equally with any convertible subordinated debentures issued by
                                 Lucent in exchange for its 8.00% redeemable convertible preferred stock. The indenture, under which the debentures have been issued, does not limit the aggregate amount of senior debt that may be incurred by Lucent. The debentures have provisions with respect to interest, optional redemption, special event redemption and conversion and certain other terms substantially similar to those of the preferred securities.

Preferred Securities
Guarantee.....................   Lucent has irrevocably and unconditionally
                                 guaranteed, on a subordinated basis and to the extent set forth herein, the payment in full of
                                 (1) any accrued and unpaid distributions and the amount payable upon redemption of the preferred securities to the extent Lucent has made a payment to the property trustee of interest or principal on the debentures and (2) generally, the liquidation preference of the preferred securities to the extent Lucent has made a payment to the property trustee of interest or principal on the debentures. The preferred securities guarantee is unsecured and is subordinated and junior in right of payment to all other liabilities of Lucent, including the debentures, except those that rank equally with or are subordinated to the preferred securities guarantee by their terms. The preferred securities guarantee is senior to all capital stock or any guarantee thereof now, and will be senior to all capital stock or any guarantee thereof hereafter, issued by Lucent and will rank equally in right of payment with any other preferred securities guarantee issued by Lucent on behalf of holders of preferred securities issued by any other trust established by Lucent or its affiliates.

Voting Rights; Enforcement of
Rights........................   Generally, holders of the preferred securities
                                 do not have any voting rights. The property trustee has the power to exercise all rights, powers and privileges under the indenture with respect to the debentures, including its right to enforce Lucent's obligations under the debentures upon the occurrence of an event of default, and also has the right to enforce the preferred securities guarantee on behalf of the holders of the preferred securities. No holder of the preferred securities may institute any action directly against Lucent under the indenture unless (1) such holder previously shall have given to the trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate liquidation preference of the preferred securities then outstanding shall have requested the trustee to institute such action and shall have offered the trustee reasonable indemnity and (3) the trustee shall not have instituted such action within 90 days of such request. Notwithstanding the foregoing, if an event of default under the indenture occurs and is continuing and is caused by the failure of Lucent to pay interest or principal on the debentures or Lucent has failed to make a payment with respect to the preferred securities guarantee, a holder of the preferred securities may directly institute a proceeding against Lucent for enforcement of that payment.

Change of Control.............   If Lucent undergoes a change of control, each
                                 holder of a preferred security will have the right to require the trust to redeem any of its outstanding preferred securities at a redemption price per preferred security equal to the liquidation preference thereof, plus an amount equal to accrued and unpaid distributions, if any, on those preferred securities from, and including, the immediately preceding distribution payment date to, but excluding, the date of redemption. The trust will then require Lucent to redeem debentures with a principal amount equal to the liquidation preference of the preferred securities whose holders have given the trust a notice of redemption. The right of holders to cause the trust to redeem preferred securities is subject to Lucent's obligation to repay or repurchase any senior debt required to be repaid or repurchased in connection with a change of control and to any contractual restrictions then contained in Lucent's senior debt. Under the terms of Lucent's current credit facility, the trust is prohibited from paying the redemption price of the preferred securities in cash. Lucent's future credit facilities and other existing or future senior debt may contain similar restrictions. When
                                 Lucent has satisfied these obligations, it will redeem all debentures tendered by the trust and the trust shall redeem all preferred securities tendered upon a change of control. There can be no assurance that Lucent will have sufficient funds available when necessary to make any required redemptions.

                                 Holders of the preferred securities will not have this redemption right if Lucent common stock trades at or above 105% of the conversion price of the preferred securities during specified periods, or if holders of the preferred securities receive specified securities as a result of the change of control.

Registration Rights...........   Lucent and the trust have agreed to use their
                                 reasonable best efforts to cause to remain effective, subject to some exceptions, a shelf registration statement under the Securities Act to cover resales of preferred securities, debentures, preferred securities guarantees and the shares of Lucent common stock issuable upon conversion of preferred securities and debentures, until the earlier of:

                                 - two years following the issue date of the
                                   preferred securities; and

                                 - the date on which all securities covered by
                                   the shelf registration statement have been sold under the shelf registration statement.

                                 If Lucent and the trust fail to satisfy this obligation, Lucent will be required to pay additional interest on the debentures and the trust will be required to pay additional distributions to holders of the preferred securities. We cannot assure you that Lucent and the trust will be able to timely file, cause to be declared effective or keep effective any such registration statement.

Trading.......................   Lucent common stock currently trades on the New
                                 York Stock Exchange under the symbol "LU."
                                 Lucent and the trust have not applied and do not intend to apply for the listing of the preferred securities or the debentures on any securities exchange.

                                  RISK FACTORS

     Investing in any of these securities involves a high degree of risk. You should carefully consider the following risk factors and all the other information contained in this prospectus before investing in any of these securities.

     Because the trust will rely on the payments it receives on the debentures to fund all payments on the preferred securities, and because the trust may, in some circumstances, distribute the debentures, a decision to invest in the preferred securities will also constitute an investment decision regarding the debentures. You should carefully review the information in this prospectus about the preferred securities, the debentures, the preferred securities guarantee and the Lucent common stock.

RISKS RELATING TO LUCENT'S BUSINESS

     Investing in any of these securities involves exposure to the risks related to Lucent's business. Please review all of the documents incorporated by reference in this prospectus for a description of the risks related to Lucent's business. The risks related to Lucent's business include:

     - If the telecommunications market does not improve, or improves at a slower pace than Lucent anticipates, Lucent's results of operations will continue to suffer.

     - Lucent incurred a net loss in fiscal year 2001 and in the first and second fiscal quarters of 2002 and may continue to incur net losses in the future; if Lucent continues to incur net losses, it may be unable to comply with its debt covenants.

     - Lucent's strategic direction and restructuring program may not yield the benefits it expects and could even harm its financial condition, reputation and prospects.

     - Lucent has substantial cash requirements and may require additional sources of funds if its sources of liquidity are unavailable or insufficient to satisfy these requirements. We cannot assure you that the additional sources of funds would be available or available on reasonable terms.

     - Lucent's credit facility imposes significant operating and financial restrictions on it, and in the event that Lucent defaults under its credit facility, any of its outstanding borrowings under the credit facility would become immediately due and payable.

     - Lucent's credit ratings may be reviewed for downgrade, put on credit watch or downgraded, which could adversely affect its results of operations.

     - Lucent operates in a highly competitive industry. Its failure to compete effectively would harm its business.

     - A limited number of Lucent's customers account for a substantial portion of its revenues, and the loss of one or more key customers could significantly reduce its revenues, profitability and cash flow.

     - Lucent is exposed to the credit risk of its customers as a result of its vendor financing arrangements and accounts receivables.

     - Lucent has developed outsourcing arrangements for the manufacture of some of its products. If these third parties fail to deliver quality products and components at reasonable prices on a timely basis, Lucent may alienate some of its customers and its revenues, profitability and cash flow may decline.

     - Lucent has long-term sales agreements with a number of its large customers. Some of these agreements may prove unprofitable as Lucent's costs and product mix shift over the life of the agreement.

     - If Lucent fails to maintain a product mix that is attractive to its customers, enhance its existing products and keep pace with technological advances in its industries or if it pursues technologies that do not become commercially accepted, customers may not buy its products and its revenues, profitability and cash flow may be adversely affected.

     - Many of Lucent's current and planned products are highly complex and may contain defects or errors that are detected only after deployment in communications networks; if that occurs, Lucent's reputation may be harmed.

     - Lucent's success depends on its ability to retain and recruit key personnel.

     - Lucent is a party to several lawsuits, which, if determined adversely to it, could result in the imposition of damages against it and could harm its business and financial condition.

     - If Lucent fails to protect its intellectual property rights, its business and prospects may be harmed.

     - Lucent is subject to intellectual property litigation and infringement claims, which could cause it to incur significant expenses or prevent it from selling its products.

     - Lucent is subject to environmental, health and safety laws, which could increase its costs and restrict its future operations.

     - Rapid changes to existing regulations or technical standards or the implementation of new regulations or technical standards upon products and services not previously regulated could be disruptive, time consuming and costly.

     - Lucent conducts a significant amount of its operations outside the United States, which subjects it to social, political and economic risks of doing business in foreign countries and may cause its profitability to decline due to increased costs.

RISKS RELATED TO THE PREFERRED SECURITIES, THE DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

THE PREFERRED SECURITIES AND THE DEBENTURES MAY BE AFFECTED BY FLUCTUATIONS IN THE MARKET PRICE OF LUCENT COMMON STOCK AND LUCENT'S OTHER SECURITIES AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE SECURITIES OR THAT YOU WILL BE ABLE TO RESELL THESE SECURITIES AT OR ABOVE THEIR PURCHASE PRICE.

     The preferred securities were issued on March 19, 2002, in a private transaction, and the private trading market for the preferred securities is limited. There is currently no public market for the preferred securities. In addition, the liquidity of any trading market in the preferred securities and, if distributed to the holders thereof, the debentures and the market price quoted for the preferred securities and the debentures, may be adversely affected by changes in the overall market for these securities and by changes in Lucent's financial performance or prospects or in the prospects of companies in Lucent's industry generally. Lucent cannot predict the extent to which investors' interest will lead to a liquid trading market or whether the market price of the preferred securities will be volatile. Because the preferred securities and the debentures are convertible into Lucent common stock, their trading prices are likely to be affected by fluctuations in the market price of Lucent common stock. The price of Lucent's common stock over the past two years has fluctuated significantly. Lucent and the trust have not applied and do not intend to apply for the listing of the preferred securities or the debentures on any securities exchange or for their inclusion in any automated quotation system.

THE TRUST MAY BE UNABLE TO MAKE DISTRIBUTIONS ON THE PREFERRED SECURITIES IF LUCENT DEFAULTS ON ITS SENIOR DEBT BECAUSE LUCENT'S OBLIGATION TO PAY ON THE DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE ARE SUBORDINATE TO ITS PAYMENT OBLIGATIONS UNDER ITS SENIOR DEBT.

     The trust will be able to make distributions on the preferred securities only if and to the extent that Lucent pays interest on and principal of the debentures to the trust. Because of the subordinated nature of the debentures and the preferred securities guarantee, Lucent (1) will not be permitted to make any payments of principal, including redemption payments, or interest on the debentures if it defaults on its senior debt, as described under "Description of the Debentures -- Subordination," (2) will not be permitted to make payments on the preferred securities guarantee if it defaults on any of its other liabilities, including senior debt, other than liabilities that by their terms rank equal or subordinate to the preferred securities guarantee as described under "Description of the Preferred Securities Guarantee" and (3) must pay all of its senior debt before it makes payments on the debentures or the preferred securities guarantee if it becomes bankrupt, liquidates or dissolves.

     The preferred securities, the debentures and the preferred securities guarantee do not limit Lucent's or its subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the debentures and the preferred securities guarantee. All of Lucent's outstanding indebtedness for borrowed money and other similar obligations would constitute senior debt.

THE DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE ARE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF LUCENT'S SUBSIDIARIES.

     The debentures and the preferred securities guarantee are effectively subordinated to all indebtedness and other obligations of Lucent's subsidiaries. Lucent's subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the preferred securities, the debentures or the preferred securities guarantee.

THE PREFERRED SECURITIES GUARANTEE ONLY GUARANTEES PAYMENTS ON THE PREFERRED SECURITIES IF LUCENT MAKES PAYMENTS ON THE DEBENTURES.

     If Lucent fails to make payments on the debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the preferred securities to holders of the preferred securities. In those circumstances, a holder of preferred securities cannot rely on the preferred securities guarantee for payments of those amounts. Instead, if Lucent is in default under the debentures, a holder of preferred securities must either (1) rely on the property trustee of the trust to enforce the trust's rights under the debentures, (2) directly sue Lucent or (3) seek other remedies to collect its pro rata share of payments owed.

LUCENT'S RIGHT TO DEFER INTEREST PAYMENTS ON THE DEBENTURES HAS TAX CONSEQUENCES FOR HOLDERS OF PREFERRED SECURITIES OR DEBENTURES.

     Lucent can, on one or more occasions, defer interest payments on the debentures for up to 20 consecutive quarterly periods unless an event of default under the debentures has occurred and is continuing. Lucent cannot, however, defer interest payments beyond the maturity date of the debentures, which is March 15, 2017, or beyond any redemption date for the debentures. See "Description of the Debentures -- Option to Extend Interest Payment Period." If Lucent defers interest payments on the debentures, the trust will also defer distribution payments on the preferred securities and the common securities. During a deferral period, distributions will continue to accumulate on the preferred securities and the common securities. Also, to the extent permitted by law, additional distributions will accumulate on any deferred distributions at an annual rate that is 1.50% higher than the stated distribution rate.

     If Lucent defers payments of interest on the debentures, holders of preferred securities or debentures might be required to include in their taxable gross income original issue discount for a taxable year in excess of the amount of cash distributions or interest that they will receive for that taxable year. In addition, they will not receive cash from the trust related to that income if they sell or convert their preferred securities or debentures prior to the record date for those cash distributions or interest payments. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PREFERRED SECURITIES OR THE DEBENTURES. Please read the "Certain U.S. Federal Income Tax Consequences" section in this prospectus for more information regarding the tax consequences of purchasing, holding and disposing of the preferred securities or the debentures.

LUCENT HAS THE OPTION TO REDEEM THE DEBENTURES, THUS CAUSING THE REDEMPTION OF PREFERRED SECURITIES, WITHOUT HOLDERS' CONSENT IF SPECIFIED TAX EVENTS OCCUR THAT RENDER INTEREST PAYMENTS ON THE DEBENTURES NON-DEDUCTIBLE OR SUBJECT THE TRUST TO TAXATION OR UPON A CHANGE IN LAW THAT COULD REQUIRE THE TRUST TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

     If specified tax events occur that render interest payments on the debentures nondeductible or subject the trust to taxation or upon a change in law that could require the trust to register as an investment company under the Investment Company Act of 1940, as amended, as more fully described under "Description of the Preferred Securities -- Special Event Redemption," Lucent may, subject to certain conditions, redeem the debentures, causing the redemption of preferred securities. The special event redemption price holders of the preferred securities would receive if Lucent redeems the debentures will be 100% of the liquidation preference of the preferred securities to be redeemed, plus an amount equal to any accrued and unpaid distributions. If Lucent redeems the debentures, the trust will use the cash it receives from the redemption of the debentures to redeem the preferred securities and common securities. If Lucent elects not to dissolve the trust and distribute the debentures or redeem all or a portion of the debentures upon the occurrence of a tax event, Lucent must pay any increased taxes or expenses of the trust caused by the tax event.

LUCENT MAY CAUSE THE PREFERRED SECURITIES TO BE REDEEMED ON OR AFTER MARCH 20, 2007, WITHOUT HOLDERS' CONSENT.

     Lucent may redeem some or all of the debentures at any time on or after March 20, 2007, without holders' consent. If a redemption occurs, the trust will use the cash it receives from the redemption of the debentures to redeem an equivalent amount of preferred securities and common securities on a pro rata basis. The redemption price holders would receive in that event may vary, but will be at least 100% of the liquidation preference of the preferred securities to be redeemed, plus an amount equal to any accrued and unpaid distributions or at least 100% of the principal amount of the debentures to be redeemed, plus an amount equal to any accrued and unpaid interest, as the case may be. See "Description of the Preferred Securities -- Optional Redemption" and "Description of the Debentures -- Optional Redemption; Special Event Redemption". You should assume that Lucent will redeem the debentures if it can refinance the debentures at a lower interest rate or if it is otherwise in its interest to redeem the debentures.

     The redemption of the preferred securities or the debentures would be a taxable event to their holders for United States Federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences -- U.S. Holders -- Redemption of Preferred Securities or Debentures."

     In addition, holders may not be able to reinvest the money that they receive in the redemption at a rate that is equal to or higher than rate of return on the preferred securities or debentures.

A HOLDER OF PREFERRED SECURITIES HAS LIMITED VOTING RIGHTS.

     A holder of preferred securities has limited voting rights relating only to certain modifications of the preferred securities and, in specified circumstances, the exercise of the trust's rights as holder of the debentures and the preferred securities guarantee. Except during an event of default with respect to the debentures, only Lucent can replace or remove any of the trustees or increase or decrease the number of trustees.

LUCENT MAY NOT BE ABLE TO PAY THE REDEMPTION PRICE OF THE DEBENTURES AND THE TRUST MAY NOT BE ABLE TO PAY THE REDEMPTION PRICE OF THE PREFERRED SECURITIES UPON A CHANGE OF CONTROL IF THE HOLDERS EXERCISE THEIR RIGHT TO REQUIRE THE REDEMPTION OF THE PREFERRED SECURITIES OR THE DEBENTURES.

     If Lucent undergoes a change of control, subject to limited exceptions, each holder of preferred securities will have the right to require the trust to redeem all or any part of that holder's preferred securities at a redemption price equal to 100% of the liquidation preference thereof, plus an amount equal to all accrued and unpaid distributions on those preferred securities to the date of redemption. The trust will then require Lucent to redeem an equivalent amount of debentures. This right of holders will be subject to Lucent's obligation to repay or repurchase any senior debt required in connection with a change of control and to any contractual restrictions then contained in Lucent's senior debt. Under the terms of Lucent's current credit facility, the trust is prohibited from paying the redemption price of the preferred securities in cash. Lucent's future credit facilities and other existing and future senior indebtedness may contain similar restrictions. Moreover, the exercise by holders of their right to require the trust to require Lucent to redeem the debentures could cause a default under Lucent's other senior indebtedness, even if the change of control itself does not, due to the financial effect of such redemption on Lucent. In addition, Lucent's ability to pay cash to the trust upon such a redemption may be limited by its then-existing financial resources. We cannot assure you that sufficient funds will be available to Lucent when necessary to make any required redemptions.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF LUCENT COMMON STOCK IN THE PUBLIC MARKET, OR THE EXPECTATION THEREOF, COULD ADVERSELY AFFECT THE MARKET PRICE OF LUCENT COMMON STOCK AND MAY MAKE IT MORE DIFFICULT FOR LUCENT TO RAISE ADDITIONAL EQUITY FINANCINGS AT ACCEPTABLE PRICES.

     Substantially all of Lucent's currently outstanding shares of common stock have been registered for sale under the Securities Act, are eligible for sale under an exemption from the registration requirements or are subject to registration rights pursuant to which holders may require Lucent to register such shares in the future. Sales or the expectation of sales of a substantial number of shares of Lucent common stock in the public market could adversely affect the prevailing market price of Lucent common stock and the preferred securities.

A HOLDER WILL EXPERIENCE IMMEDIATE DILUTION IF IT CONVERTS THE PREFERRED SECURITIES OR THE DEBENTURES INTO SHARES OF LUCENT COMMON STOCK, BECAUSE THE PER SHARE CONVERSION PRICE OF THE PREFERRED SECURITIES OR DEBENTURES MAY BE HIGHER THAN THE NET TANGIBLE BOOK VALUE PER SHARE OF LUCENT COMMON STOCK.

     If a holder converts preferred securities or debentures into shares of Lucent common stock, it will experience immediate dilution if the per share conversion price of the preferred securities or debentures is higher than the net tangible book value per share of the outstanding Lucent common stock at the time of conversion. In addition, the holder will also experience dilution when Lucent issues additional shares of common stock that Lucent is permitted or required to issue under options, warrants, stock option plan or other employee or director compensation plans or in connection with the redemption or conversion of or payment of dividends on its 8.00% redeemable convertible preferred stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industries in which Lucent operates, its beliefs and its management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as required under U.S. Federal securities laws and the rules and regulations of the SEC, Lucent does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

     The risks, uncertainties and assumptions that are involved in these forward-looking statements include those risks and uncertainties described in the documents incorporated by reference in this prospectus. Those risks are representative of the risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from what is expressed or forecast in forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general U.S. and non-U.S. economic conditions, including the global economic slowdown and interest rate and currency exchange rate fluctuations and other risks, uncertainties and assumptions.

                                USE OF PROCEEDS

     Neither Lucent nor the trust will receive any proceeds from:

     - the sale by any selling securityholder of the preferred securities;

     - the distribution of the debentures to the holders of the preferred securities or the subsequent sale of such debentures by any selling securityholder; or

     - the issue of shares of Lucent common stock upon conversion of preferred securities or debentures or the subsequent sale by any selling securityholder of such shares of Lucent common stock.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the trust will be treated as a subsidiary of Lucent and its accounts will be included in Lucent's consolidated financial statements. Lucent will include the preferred securities as part of long-term liabilities on its consolidated balance sheet and record distributions payable on the preferred securities as an interest expense.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth Lucent's consolidated ratio of earnings to fixed charges for the periods shown.

                                                               YEAR ENDED SEPTEMBER 30,
                                        SIX MONTHS ENDED   --------------------------------
                                         MARCH 31, 2002    2001   2000   1999   1998   1997
                                        ----------------   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges....        --(a)        --(a)  4.6    7.2    4.3    2.4

---------------

(a) Lucent's earnings were insufficient to cover its fixed charges by $1,646 million during the six months ended March 21, 2002, and by $19,860 million during the year ended September 30, 2001.

     For purposes of determining the ratio of earnings to fixed charges and insufficiency of earnings to cover fixed charges, earnings are defined as income
(loss) from continuing operations before income taxes, less interest capitalized, less undistributed earnings of non-consolidated affiliates plus fixed charges and preferred stock dividends. Fixed charges consist of interest expenses on all indebtedness and that portion of operating lease rental expense that is representative of the interest factor.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     This description summarizes the material terms of the preferred securities and the material provisions of documents described below. This description is subject to, and is qualified in its entirety by reference to, all of the provisions of the documents described below (including the definitions therein of certain terms). If this description differs in any way from the summary in this prospectus, you should rely on this description. Copies of the trust agreement are available as set forth under "-- Additional Information" below.

GENERAL

     On March 19, 2002, the trust issued 1,750,000 preferred securities designated as 7.75% Cumulative Convertible Trust Preferred Securities (liquidation preference $1,000) pursuant to the trust agreement. The preferred securities were validly issued, fully paid and nonassessable.

     The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the preferred securities and the common securities, which we refer to together as the trust securities. The trust securities represent undivided beneficial interests in the assets of the trust. Lucent or one of its subsidiaries owns all of the common securities. The common securities rank equally with the preferred securities, and payments to Lucent on the common securities are to be made on a proportionate basis with the preferred securities, except as described below under "-- Subordination of Common Securities." Legal title to the debentures is held by the property trustee in trust for the benefit of the holders of the preferred securities and common securities.

     The trust agreement does not permit the trust to issue any securities other than the preferred securities and the common securities or to incur any indebtedness. Lucent has guaranteed on a subordinated basis the payment of distributions by the trust, and payments upon redemption of the preferred securities or liquidation of the trust, only if and to the extent that Lucent has made payments of interest or principal on the debentures held by the trust, as described under "Description of the Preferred Securities Guarantee." The preferred securities guarantee is held by the guarantee trustee for the benefit of the holders of the preferred securities. The remedies of a holder of preferred securities in the event that payments on the preferred securities are not paid when due are described below under "-- Enforcement of Certain Rights by Holders of Preferred Securities" and "Description of the Preferred Securities Guarantee -- Events of Default; Enforcement of Certain Rights by Holders of Preferred Securities."

DISTRIBUTIONS

     Distributions on each preferred security are payable in cash at the annual rate of 7.75% of the liquidation preference of $1,000 per preferred security. Distributions have been accruing since March 19, 2002, and are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2002. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

     So long as no indenture event of default has occurred and is continuing, Lucent has the right under the indenture governing the debentures to defer the payment of interest on the debentures at any time or from time to time for a period not to exceed 20 consecutive quarters with respect to each deferral period, provided that Lucent may not defer the payment of interest beyond the stated maturity or any redemption date of the debentures. If Lucent defers the payment of interest on the debentures, the trust will defer the quarterly distributions on the preferred securities for a corresponding period. In this case, distributions on the preferred securities will continue to accrue and will accumulate additional distributions at an annual rate that is 1.50% higher than the stated distribution rate, compounded quarterly from the relevant payment date for such distributions. During a deferral period, holders of the preferred securities will continue to be required to accrue interest income for U.S. Federal income tax purposes. See "Certain U.S. Federal Income Tax
Consequences -- U.S. Holders -- Interest Income and Original Issue Discount". The term "distributions" as used in this prospectus includes any such additional distributions.

     If Lucent elects to defer the payment of interest on the debentures, it may not, and shall cause its subsidiaries, other than the trust, not to, (1) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of Lucent's common stock or preferred stock or any other securities of Lucent similar to the preferred securities or
(2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lucent ranking equally with or junior to the debentures or make any guarantee payments with respect to such securities.

     Notwithstanding the foregoing, Lucent may take any of the following actions during a deferral period:

     - make any dividend, redemption, liquidation, interest, principal or guarantee payment by way of securities, including capital stock, that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

     - pay dividends on Lucent's 8.00% redeemable convertible preferred stock, but only by delivering shares of Lucent common stock to the transfer agent to be sold on behalf of the holders of such preferred stock;

     - make any payments of interest on any convertible subordinated debentures issued by Lucent in exchange for its 8.00% redeemable convertible preferred stock;

     - make payments under the preferred securities guarantee;

     - purchase common stock issued under any of Lucent's benefit plans for its directors, officers or employees;

     - make payments or distributions in connection with a reclassification of Lucent's capital stock or the exchange or conversion of one series or class of Lucent's capital stock for another series or class of Lucent's capital stock; and

     - acquire fractional interests in shares of Lucent's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     Before the termination of any such deferral period, Lucent may further extend the interest payment period, provided that no deferral period may exceed 20 consecutive quarters or extend beyond the stated maturity or any redemption date of the debentures. Upon the termination of any such deferral period and the payment of all amounts then due on any interest payment date, Lucent may elect to begin a new deferral period. See "Description of the Debentures -- Option to Extend Interest Payment Period." Consequently, there could be multiple deferral periods of varying lengths throughout the term of the debentures. Any deferral period with respect to payment of interest on the debentures will also apply to distributions with respect to the preferred securities and the common securities.

     Lucent has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the debentures.

     Distributions on the preferred securities will be made on the dates payable, subject to the deferral provisions described above, to the extent that the trust has funds available for the payment of such distributions in the property trustee's account. The funds of the trust available for distribution to holders of the preferred securities will be limited to payments received by the trust from Lucent under the debentures. See "Description of the Debentures." If Lucent does not make interest payments on such debentures, the property trustee will not have funds available to pay distributions on the preferred securities. The payment of distributions (if and to the extent Lucent has made payments of principal or interest on the debentures held by the trust) is guaranteed by Lucent on a limited and subordinated basis as described below under "Description of the Preferred Securities Guarantee."

     Distributions on the preferred securities are payable to the holders thereof as they appear on the register of the trust at the close of business on the relevant record date, which shall be the fifteenth day (whether or not a business day) next preceding the relevant distribution date. As long as the preferred securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described below under "-- Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION RIGHTS

     The preferred securities are convertible into shares of Lucent common stock at any time before the close of business on March 15, 2017 (or, in the case of preferred securities called for redemption, before the close of business on the business day before the applicable redemption date), at the option of the holders of preferred securities and in the manner described below, at a current conversion rate of approximately 206.6116 shares of Lucent common stock for each preferred security (equivalent to a current conversion price of $4.84 per share of Lucent common stock) representing an adjustment of the initial conversion rate, which was approximately 163.9344 (and equivalent initial conversion price of $6.10), on account of Lucent's June 1, 2002, distribution of its shares of Agere to Lucent's common shareowners in connection with its spin-off of Agere and subject to further adjustment as described below.

     If a preferred security is surrendered for conversion after the close of business on any regular record date for payment of a distribution and before the opening of business on the corresponding distribution payment date, then, notwithstanding such conversion, the distribution payable on such distribution payment date will be paid in cash to the person in whose name the preferred security is registered at the close of business on such record date, and, other than a preferred security or a portion of a preferred security called for redemption on a redemption date occurring after such record date and before such distribution payment date, when so surrendered for conversion, the preferred security must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date. If a preferred security is surrendered for conversion during a deferral period, the accrued and deferred distributions with respect to that preferred security will not be paid.

     The terms of the preferred securities provide that a holder of preferred securities wishing to exercise its conversion right shall surrender such preferred securities, together with an irrevocable conversion notice, to the property trustee, as conversion agent, who shall, on behalf of such holder, exchange such preferred securities for an equivalent amount of debentures and immediately convert such debentures into Lucent common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. So long as a book-entry system for the preferred securities is in effect, however, procedures for converting the preferred securities into shares of Lucent common stock will differ, as described below under "-- Certain Book-Entry Procedures for Global Certificates."

     No fractional shares of Lucent common stock will be issued as a result of conversion. Instead, Lucent will, at its option and in its sole discretion:

     - deliver scrip that will entitle the holder to receive a full share of Lucent common stock upon surrender of such scrip aggregating a full share; or

     - pay holders cash in lieu of fractional shares based on the closing market price of Lucent common stock on the trading day before the date such preferred securities are surrendered for conversion.

If more than one preferred security is surrendered for conversion by the same holder at the same time, the number of full shares of Lucent common stock issuable on conversion of those preferred securities will be computed on the basis of the total number of preferred securities surrendered for conversion.

CONVERSION PRICE ADJUSTMENTS

     The conversion price is subject to adjustment from time to time as follows:

          (1) Stock splits and combinations. In case Lucent, at any time or from time to time after March 19, 2002:

        - subdivides or splits the outstanding shares of Lucent common stock,

        - combines or reclassifies the outstanding shares of Lucent common stock into a smaller number of shares or

        - issues by reclassification of the shares of Lucent common stock any shares of Lucent capital stock,

     then, and in each such case, the conversion price in effect immediately prior to that event or the record date therefor, whichever is earlier, will be adjusted so that the holder of any preferred securities thereafter surrendered for conversion will be entitled to receive the number of shares of Lucent common stock or of other Lucent securities which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those preferred securities been surrendered for conversion immediately before the occurrence of that event or the record date therefor, whichever is earlier.

          (2) Stock dividends in Lucent common stock. In case Lucent, at any time or from time to time after March 19, 2002, pays a dividend or makes a distribution in shares of Lucent common stock on any class of Lucent capital stock other than dividends or distributions of shares of Lucent common stock or other Lucent securities with respect to which adjustments are provided in paragraph (1) above, and the total number of shares constituting the dividend or distribution exceeds 10% of the total number of shares of Lucent common stock outstanding at the close of business on the record date fixed for determination of shareowners entitled to receive the dividend or distribution, the conversion price will be adjusted by multiplying:

        - the conversion price in effect immediately prior to the record date fixed for determination of shareowners entitled to receive the dividend or distribution by

        - a fraction, the numerator of which will be the number of shares of Lucent common stock outstanding at the close of business on that record date and the denominator of which will be the sum of that number of Lucent shares and the total number of Lucent shares issued in that dividend or distribution.

          In case the total number of Lucent shares constituting that dividend or distribution does not exceed 10% of the total number of shares of Lucent common stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Lucent common stock will be considered to be issued as a dividend or distribution at the time of any such next succeeding dividend or other distribution in which the number of shares of Lucent common stock issued, together with the number of shares issued in all previous such dividends and distributions for which no adjustment to the conversion price has been made, exceeds 10% of the total number of shares of Lucent common stock outstanding at the close of business on the record date for such dividend or distribution.

          (3) Issuance of rights or warrants. In case Lucent issues to all holders of Lucent common stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Lucent common stock at a price per share less than the current market price, the conversion price in effect immediately before the close of business on the record date fixed for determination of Lucent shareowners entitled to receive those rights or warrants will be decreased by multiplying:

        - the conversion price by

        - a fraction, the numerator of which is the sum of the number of shares of Lucent common stock outstanding at the close of business on that record date and the number of shares of Lucent common stock that the aggregate offering price of the total number of shares of Lucent common stock so offered for subscription or purchase would purchase at the current market price and the denominator of which is the sum of the number of shares of Lucent common stock outstanding at the close of business on that record date and the number of additional shares of Lucent common stock so offered for subscription or purchase.

          For purposes of this paragraph (3), the issuance by Lucent of rights or warrants to subscribe for or purchase securities convertible into shares of Lucent common stock will be deemed to be the issuance of rights or warrants to purchase shares of Lucent common stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of Lucent common stock. This adjustment will be made successively whenever any such event occurs. For purposes of this paragraph, the current market price of Lucent common stock means the average of the sale prices of Lucent common stock for the five consecutive trading days selected by the board of directors of Lucent beginning not more than 20 trading days before, and ending not later than the date immediately preceding, the record date for the relevant event.

          For purposes of all conversion price adjustments, (a) the sale price of Lucent common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that trading day as reported on the principal U.S. securities exchange on which Lucent common stock is traded or, if Lucent common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market and (b) a trading day means each day on which the securities exchange or quotation system that is used to determine the sale price is open for trading or quotation.

          (4) Distribution of indebtedness, securities or assets. In case Lucent distributes to all holders of Lucent common stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of Lucent capital stock of any class or series, other securities, cash or assets (other than Lucent common stock, rights or warrants referred to in paragraph (3) above, other than a dividend payable exclusively in cash, shares of Lucent capital stock or similar equity interests in the case of a spin-off, as described in the second succeeding paragraph, and other than as a result of a fundamental change described in paragraph (5) below), the conversion price in effect immediately before the close of business on the record date fixed for determination of Lucent shareowners entitled to receive that distribution will be decreased by multiplying:

        - the conversion price by

        - a fraction, the numerator of which is the current market price of Lucent common stock and the denominator of which is the current market price of Lucent common stock plus the fair market value, as determined by the board of directors of Lucent, whose determination in good faith will be conclusive, of the portion of those evidences of indebtedness, shares of Lucent capital stock, other securities, cash and assets so distributed applicable to one share of Lucent common stock.

          This adjustment will be made successively whenever any such event occurs. For purposes of this paragraph (4), current market price of Lucent common stock means the average of the sale prices of Lucent common stock for the first 10 trading days from, and including, the first day that the common stock trades "ex-distribution."

          In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of Lucent, which we refer to as a spin-off, the conversion price in effect immediately before the close of business on the record date fixed for determination of Lucent shareowners entitled to receive that distribution will be decreased by multiplying:

        - the conversion price by

        - a fraction, the numerator of which is the current market price of Lucent common stock and the denominator of which is the current market price of Lucent common stock plus the fair market value, determined as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Lucent common stock.

        The adjustment to the conversion price under the preceding paragraph will occur at the earlier of:

        - the tenth trading day from, and including, the effective date of the spin-off and

        - the date of the initial public offering of the securities being distributed in the spin-off, if that initial public offering is effected simultaneously with the spin-off.

          For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed by Lucent in the spin-off are bona fide offered to the public for cash.

          In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed by Lucent in the spin-off, the fair market value of the securities to be distributed to holders of Lucent common stock means the average of the sale prices of those securities over the first 10 trading days after the effective date of the spin-off. Also, for purposes of a spin-off, the current market price of Lucent common stock means the average of the sale prices of Lucent common stock over the first 10 trading days after the effective date of the spin-off.

          If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed by Lucent in the spin-off means the initial public offering price, while the current market price of Lucent common stock means the sale price of Lucent common stock on the trading day on which the initial public offering price of the securities being distributed by Lucent in the spin-off is determined.

          (5) Fundamental changes. For purposes of this paragraph (5), the term fundamental change means any transaction or event, including any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of Lucent common stock are converted into or exchanged for or constitute the right to receive stock, other securities, cash, property or assets. If a fundamental change occurs, the holder of each preferred security outstanding immediately before that fundamental change occurred that remains outstanding after the fundamental change will have the right upon any subsequent conversion into Lucent common stock to receive the kind and amount of stock, other securities, cash, property and assets that holder would have received if that preferred security had been converted immediately prior to the fundamental change.

          (6) Special adjustment for some changes of control. If Lucent undergoes a change of control, as defined below under "-- Change of Control," in a transaction or series of related transactions in which:

        - Lucent shareowners receive consideration per share of Lucent common stock that is greater than the conversion price, without giving effect to the adjustment described below, at the effective time of the change of control and

        - at least 10%, but less than 75%, of the total consideration paid to Lucent shareowners consists of cash, cash equivalents, securities or other assets (other than publicly-traded securities), which we refer to as non-public consideration, then the conversion price will be adjusted so that, upon conversion of preferred securities that remain outstanding after the change of control, in addition to the Lucent common stock or other securities deliverable upon the conversion of the preferred securities as described under "-- Conversion Rights" and in paragraphs (1) through (5) above, the holder will receive, in respect of each preferred security, a number of publicly traded securities of Lucent's acquiror determined through the following calculation:

           PV cashflows X (non-public consideration / total consideration)
                              Acquiror stock price

    where
    PV cashflows          =     the present value of the aggregate distribution that would have been payable on a preferred security from the date of conversion through March 20, 2007, calculated using a
                                discount rate equal to 2.00% plus the yield to maturity of
                                U.S. Treasury securities having a maturity closest to, but not later than March 20, 2007;
    Total consideration   =     the total value of the consideration payable to Lucent
                                shareowners at the effective time of the change of control, with the value of any assets or securities other than cash or a publicly-traded security being determined in good faith by the board of directors of Lucent based upon an opinion as to that value obtained from an accounting, appraisal or
                                investment banking firm of international standing; and
    Acquiror stock price  =     the sale price of a share of the acquiror's publicly-traded common stock or other publicly-traded securities delivered in connection with the change of control transaction at the effective time of the change of control;

     provided that if the consideration received by Lucent shareowners in respect of the change of control is greater than the conversion price at the effective time of the change of control and consists of at least 75% non-public consideration or if the acquiror's common stock is not publicly traded, then upon conversion of preferred securities that remain outstanding after the change of control, in lieu of the foregoing conversion price adjustment set forth in this paragraph (6), the holder will be entitled to receive, in respect of each preferred security, an additional amount in cash calculated as follows:

           PV cashflows X (non-public consideration / total consideration)

          (7) Self-tender. In case Lucent or any of its subsidiaries engage in a tender or exchange offer for all or any portion of the Lucent common stock that will expire, and such tender or exchange offer, as amended upon the expiration thereof, will require the payment to Lucent shareowners of consideration per share of Lucent common stock having a fair market value, as determined by the board of directors of Lucent, whose determination in good faith will be conclusive, that as of the last time, that we refer to as the expiration time, tenders or exchanges may be made pursuant to such tender or exchange offer, as it may be amended, exceeds the sale price per share of common stock as of the trading day next succeeding the expiration time, the conversion price shall be decreased so that it will equal the rate determined by multiplying the conversion price in effect immediately prior to the expiration time by a fraction the numerator of which will be the number of shares of Lucent common stock outstanding, including any tendered or exchanged shares, at the expiration time multiplied by the sale price per share of Lucent common stock as of the trading day next succeeding the expiration time and the denominator of which will be the sum of:

        - the fair market value, determined as described above, of the aggregate consideration payable to Lucent shareowners based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of all shares of Lucent common stock validly tendered or exchanged and not withdrawn as of the expiration time, the shares of Lucent common stock deemed so accepted, up to any such maximum, being referred to as the purchased shares; and

        - the product of the number of shares of Lucent common stock outstanding, less any purchased shares, at the expiration time and the sale price per share of Lucent common stock as of the trading day next succeeding the expiration time, such decrease to become effective as of the opening of business on the trading day next succeeding the expiration time. In the event that Lucent is obligated to purchase shares of Lucent common stock pursuant to any such tender or exchange offer, but is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the conversion price will again be adjusted to be the conversion price that would then be in effect if such tender or exchange offer had not been made.

          (8) Extraordinary cash distribution. In case Lucent pays a dividend or makes a distribution in cash on its common stock and the amount of cash constituting the dividend or distribution, together with all other cash distributions Lucent has made on its common stock in the preceding 12 months for which an adjustment has not been made previously pursuant to this paragraph, exceeds 15% of the current market price of Lucent common stock at the close of business on the day that the Lucent common stock trades ex-distribution, the conversion price in effect immediately before the close of business on the day that the common stock trades ex-distribution, will be adjusted upon conversion by multiplying:

        - the conversion price by

        - a fraction, the numerator of which will be the current market price of Lucent common stock and the denominator of which is the current market price of Lucent common stock plus the amount per share of such dividend or distribution, to the extent it exceeds 15% of the current market price of Lucent common stock as described above.

     For the purpose of this paragraph, the current market price of Lucent common stock will be the average of the sale prices of Lucent common stock for the period of five consecutive trading days after the Lucent common stock trades ex-distribution.

          Lucent will not, however, be required to give effect to any adjustment in the conversion price pursuant to any of the foregoing paragraphs (1) through (8) unless and until the net effect of one or more adjustments, each of which will be carried forward until counted toward adjustment, will have resulted in a change of the conversion price by at least 1%, and when the cumulative net effect of more than one adjustment so determined will be to change the conversion price by at least 1%, that change in the conversion price will be given effect. In the event that, at any time as a result of the provisions of this section, the holders of preferred securities upon subsequent conversion become entitled to receive any securities other than Lucent common stock, the number of those other securities so receivable upon conversion of preferred securities will thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this section.

          There will be no adjustment to the conversion price in case of the issuance of any shares of Lucent stock in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this section.

          In any case in which this section requires that an adjustment as a result of any event become effective from and after a record date, Lucent may elect to defer until after the occurrence of that event:

        - issuing to the holder of any preferred securities converted after that record date and before the occurrence of that event the additional shares of Lucent common stock issuable upon that conversion over and above the shares issuable on the basis of the conversion price in effect immediately before adjustment; and

        - delivering cash or scrip in lieu of a fractional share of Lucent common stock.

          If Lucent takes a record of the holders of its common stock for the purpose of entitling them to receive a dividend or other distribution, and after this and before the distribution to its shareowners Lucent legally abandons its plan to pay or deliver that dividend or distribution, then no adjustment in the number of shares of Lucent common stock issuable upon conversion of preferred securities or in the conversion price then in effect will be required by reason of the taking of that record.

          The board of directors of Lucent will have the power to resolve any ambiguity or, subject to applicable law, correct any error in this section, and its action in so doing will be final and conclusive.

CHANGE OF CONTROL

     For purposes of this section, change of control of Lucent means the occurrence of any of the following:

     - if any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of Lucent's voting stock; or

     - if Lucent consolidates or merges with or into any other person, other than a consolidation or merger under a transaction in which the outstanding voting stock of Lucent remains outstanding or is changed into or exchanged for cash, securities or property with the effect that the beneficial owners of the outstanding voting stock of Lucent immediately before that transaction, beneficially own, directly or indirectly, more than 50% of the voting stock, measured by voting power rather than number of shares, of the surviving corporation immediately following that transaction; or

     - upon the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Lucent and its subsidiaries considered as a whole; or

     - if during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Lucent (together with any new directors whose election or appointment by such board or whose nomination for election by Lucent's shareowners was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Lucent then in office.

CHANGE OF CONTROL PUT RIGHT

     If Lucent undergoes a change of control, each holder of preferred securities that remain outstanding after the change of control will have the right to require the trust to redeem any outstanding preferred securities of such holder at a redemption price per share equal to the liquidation preference of those preferred securities, plus an amount equal to accrued and unpaid distributions, if any, on those preferred securities from, and including, the immediately preceding distribution payment date to, but excluding, the date of redemption. The trust will then require Lucent to redeem debentures with an aggregate principal amount equal to the aggregate liquidation preference of the preferred securities whose holders have given the trust a notice of redemption. This right of holders will be subject to Lucent's obligation to repay or repurchase any senior debt required in connection with a change of control and to any contractual restrictions then contained in Lucent's senior debt, as defined under "Description of the Debentures -- Subordination" below. Under the terms of Lucent's current credit facility, the trust is prohibited from paying the redemption price of the preferred securities. Lucent's future credit facilities and other existing or future indebtedness may contain similar restrictions. Future indebtedness that Lucent may incur may contain prohibitions on the occurrence of certain events that would constitute a change of control or require the repurchase of such indebtedness upon a change of control. Moreover, the exercise by holders of their right to require the trust to require Lucent to redeem the debentures could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such redemption on Lucent. If and when Lucent has satisfied these conditions, it will redeem all debentures tendered by the trust and the trust shall redeem all preferred securities tendered upon a change of control. Lucent's ability to pay cash to the trust upon such a redemption may be limited by its then-existing financial resources. There can be no assurance that sufficient funds will be available to Lucent when necessary to make any required redemptions.

     Holders of the preferred securities will not have the foregoing put right if:

     - the sale price per share of Lucent common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement thereof (in the case of a change of control under the first bullet above) or the period of 10 consecutive trading days ending immediately before the change of control (in the case of a change of control under the second, third and fourth bullets above) shall equal or exceed 105% of the conversion price of the preferred securities immediately after the later of the change of control and the public announcement thereof; or

     - at least 95% of the consideration in the change of control transaction consists of shares of capital stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction, the preferred securities become convertible solely into this capital stock.

     For purposes of the above paragraphs:

     - the term capital stock of any person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person; and

     - the term voting stock of any person means capital stock of such person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

     Lucent and the trust intend to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the redemption of debentures or preferred securities as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this section, Lucent and the trust will comply with the applicable securities laws and regulations and will be deemed not to have breached their obligations under this section.

     In some changes of control, holders of the preferred securities who elect to convert their preferred securities rather than exercise their change of control put right will be entitled to receive additional compensation based upon the present value of the remaining aggregate distributions that would have been payable on the preferred securities through March 20, 2007, as described above under "-- Conversion Price Adjustments -- (6) Special adjustment for some changes of control."

     The trust will publicly announce the results of any redemption of preferred securities following a change of control of Lucent on or as soon as practicable after the redemption date.

     The trust will not be required to redeem any preferred securities upon the occurrence of a change of control if a third party makes an offer to purchase the preferred securities in the manner, at the price, at the times and otherwise in compliance with the requirements described in this section and purchases all shares of preferred securities validly tendered and not withdrawn.

SPECIAL EVENT REDEMPTION

     Upon the occurrence of an investment company event, as described below, or a tax event, as described below, Lucent may redeem the debentures, at its option, before the maturity of the debentures at a redemption price equal to 100% of the principal amount of the debentures so redeemed plus an amount equal to any accrued and unpaid interest:

     - at any time, in whole but not in part, within 90 days after such investment company event; and

     - at any time, in whole or in part, within 90 days after such tax event;

provided that Lucent may effect such redemption only if dissolving the trust and causing the trust to distribute the debentures to the holders of preferred securities, as described in "Description of Preferred Securities -- Distribution of Debentures," would not prevent the occurrence of, or cure, such investment company event or tax event.

     Promptly following any such redemption of the debentures, the trust will redeem preferred securities and common securities of the trust having an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed at a redemption price equal to the liquidation amount of such trust securities plus an amount equal to any accrued and unpaid distributions thereon to the redemption date. The common securities will be redeemed on a proportionate basis with the preferred securities, except that if a trust agreement event of default has occurred and is continuing, the preferred securities will have a priority over the common securities with respect to the redemption price.

     If a tax event occurs and is continuing and Lucent does not elect to either
(1) distribute the debentures (see "-- Distribution of Debentures") or (2) redeem the debentures, subject to the conditions set forth above, Lucent will pay all additional taxes and other expenses of the trust (see "-- Expenses of the Trust"), so that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of any additional taxes and other expenses to which the trust has become subject as a result of a tax event.

     A "tax event" means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of:

     - any amendment to, or change, including any announced prospective change, in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or

     - as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the preferred securities under the trust agreement, there is more than an insubstantial risk that:

     - the trust is, or within 90 days of the date thereof will be, subject to U.S. Federal income tax with respect to income received or accrued on the debentures,

     - interest payable by Lucent on such debentures is not, or within 90 days of the date thereof will not be, deductible by Lucent, in whole or in part, for U.S. Federal income tax purposes, or

     - the trust is, or within 90 days of the date thereof will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An "investment company event" means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority effective on or after the date of original issuance of the preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act.

     The trust may not redeem the preferred securities in part unless all accrued and unpaid distributions have been paid in full on all outstanding preferred securities for all quarterly distribution periods terminating on or before the redemption date. If fewer than all the outstanding preferred securities are to be redeemed, the preferred securities to be so redeemed will be selected by The Depository Trust Company, which we refer to as DTC, as described below under "-- Form, Transfer, Exchange and Book-Entry Procedures."

OPTIONAL REDEMPTION

     Except as provided under "-- Mandatory Redemption" below, "-- Change of Control" above and "-- Special Event Redemption" above, the trust may not redeem the preferred securities before March 20, 2007.

     On and after March 20, 2007, upon any permitted redemption by Lucent of the debentures, the preferred securities are subject to redemption, in whole or in part, upon not less than 30 days nor more than 60 days' notice, at the applicable redemption price set forth below.

     The redemption prices (expressed as a percentage of the liquidation preference of the preferred securities) are as follows for preferred securities redeemed during the one year periods commencing March 20 in each of the following years indicated:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................    103.88%
2008........................................................    103.10%
2009........................................................    102.33%
2010........................................................    101.55%
2011........................................................    100.78%
2012 and thereafter.........................................    100.00%

in each case together with an amount equal to any accrued and unpaid distributions to, but excluding, the redemption date.

     The trust may not redeem the preferred securities in part unless all accrued and unpaid distributions have been paid in full on all outstanding preferred securities for all quarterly distribution periods terminating on or before the redemption date. If fewer than all the outstanding preferred securities are to be redeemed, the preferred securities to be so redeemed will be selected by DTC as described below under "-- Form, Transfer, Exchange and Book-Entry Procedures."

MANDATORY REDEMPTION

     Upon repayment of the debentures at maturity or as a result of the acceleration of the debentures upon the occurrence of an indenture event of default described below under "Description of the Debentures -- Indenture Events of Default," the trust shall use the cash it receives to redeem preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of the debentures so repaid plus an amount equal to any accrued and unpaid distributions on the preferred securities. In the case of acceleration of the debentures, the trust will redeem the preferred securities only after it actually receives repayment of the debentures.

REDEMPTION PROCEDURES

     The property trustee will give holders of preferred securities at least 30, but not more than 60, days' notice of any redemption of preferred securities, including any redemption at your option following a change of control, which notice will be irrevocable.

     If the property trustee gives a notice of redemption of the preferred securities, then by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with DTC or the conversion agent, as the case may be, funds sufficient to pay the applicable redemption price for the preferred securities to be redeemed to the extent Lucent has paid the property trustee a sufficient amount of cash in connection with the related redemption or repayment of the debentures. The property trustee will also give DTC or the conversion agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. See
"-- Form, Transfer, Exchange and Book-Entry Procedures." If such preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent, as described under "-- Payment and Paying Agency" below, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities.

     In the case of a redemption at the election of a holder following a change of control, such holder shall give the trust and Lucent notice of such election within three business days prior to the redemption date set by Lucent. Such redemption notice shall state in the case of preferred securities in certificated form, the certificate numbers of the holder's preferred securities to be delivered for redemption. Any such redemption notice may be withdrawn by a holder by a written notice of withdrawal delivered to the trust and Lucent prior to the close of business on the day that is two business days prior to the redemption date.

     The notice of withdrawal shall state:

     - the number of preferred securities being withdrawn;

     - in the case of preferred securities in certificated form, the certificate numbers of the preferred securities being withdrawn; and

     - the number of the holder's preferred securities, if any, that remains subject to the redemption notice.

     If a notice of redemption shall have been given by Lucent and the trust, and, in the case of a redemption following a change of control, by the holders of preferred securities, and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the preferred securities called for redemption, such preferred securities shall no longer be deemed to be outstanding and all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest on such redemption price.

     If payment of the redemption price in respect of preferred securities being redeemed is improperly withheld or refused and not paid either by the trust or by Lucent pursuant to the preferred securities guarantee as described under "Description of the Preferred Securities Guarantee," distributions on such preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law including, without limitation, U.S. Federal securities law, Lucent or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the preferred securities and any distribution of debentures to holders of preferred securities shall be made to the applicable record holders thereof as they appear on the register for such preferred securities on the relevant record date, which shall be the fifteenth day (whether or not a business day) before the redemption date or liquidation date, as applicable.

     If the trust redeems less than all of the trust securities on a redemption date, other than a redemption date relating to a redemption following a change of control, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the preferred securities and the common securities. The property trustee shall select the particular preferred securities to be redeemed not more than 45 days before the redemption date from the outstanding preferred securities not previously called for redemption, by lot or by such method as the property trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the liquidation amount of the preferred securities. The property trustee shall promptly notify the conversion agent in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed; it being understood that, in the case of preferred securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities that has been or is to be redeemed.

DISTRIBUTION OF DEBENTURES

     At any time, Lucent has the right to dissolve the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust. Circumstances under which Lucent may determine to exercise such right could include:

     - the occurrence of a tax event or an investment company event;

     - adverse tax consequences to Lucent or the trust that are not within the definition of a tax event because they do not result from an amendment or change described in such definition; or

     - changes in the accounting requirements applicable to the preferred securities as described under "Accounting Treatment."

     Under current U.S. Federal income tax law and interpretations and assuming, as expected, that the trust is treated as a grantor and not as an association taxable as a corporation for U.S. Federal income tax purposes, a distribution of the debentures should not be a taxable event to the trust and holders of the preferred securities.

     After the liquidation date fixed for any distribution of the debentures:

     - the preferred securities will no longer be deemed to be outstanding;

     - DTC or its nominee, as the record holder of such preferred securities, will receive a global certificate or certificates representing the debentures to be delivered upon such distribution; and

     - any certificates representing such preferred securities not held by DTC or its nominee will be deemed to represent the debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such preferred securities until such certificates are presented to the property trustee for transfer or reissuance.

     For a description of DTC and the terms of the depository arrangements, see '-- Form, Transfer, Exchange and Book-Entry Procedures" and "-- Certain Book-Entry Procedures for Global Certificates" below.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, termination, dissolution or winding up of the trust, any of which we refer to as a liquidation, the holders of the preferred securities at that time will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors as provided by applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per preferred security plus accrued and unpaid distributions to the date of payment, unless, in connection with the liquidation, debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such trust securities have been distributed on a proportionate basis to the holders of trust securities in exchange for such trust securities. See "-- Distribution of Debentures."

     If, upon any liquidation, the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay it in full, then the trust will pay the amounts on a proportionate basis. The holder(s) of the common securities will be entitled to receive liquidation distributions upon any such liquidation on a proportionate basis with the holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a priority over the common securities in those liquidation distributions. See "-- Subordination of Common Securities" below.

     Pursuant to the trust agreement, the trust shall automatically dissolve upon expiration of its term on March 15, 2017, and shall also dissolve on the first to occur of:

     - certain events of bankruptcy, dissolution or liquidation of Lucent;

     - written direction by Lucent, as depositor, to the property trustee to dissolve the trust (which direction is optional and wholly within the discretion of Lucent, as the depositor) and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to distribute the debentures to the holders of the trust securities;

     - the redemption, conversion or exchange of all of the preferred securities and common securities; and

     - the entry by a court of competent jurisdiction of an order for the dissolution of the trust.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, the preferred securities and common securities of the trust shall be made on a proportionate basis based on the liquidation amount of such trust securities; provided, however, that if on any distribution date or redemption date a trust agreement event of default, as described below, shall have occurred and be continuing:

     - no payment of any distribution on, or redemption price of, any of the common securities of the trust, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods ending on or before such distribution date or redemption date, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for; and

     - all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

     In the case of any trust agreement event of default, Lucent, as holder of the common securities, will be deemed to have waived any right to act with respect to any such trust agreement event of default until all such trust agreement events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all such trust agreement events of default with respect to the preferred securities have been cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on behalf of Lucent as holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

TRUST AGREEMENT EVENTS OF DEFAULT

     An event of default under the indenture, which we refer to as an indenture event of default, constitutes an event of default under the trust agreement with respect to the trust securities whatever the reason for such indenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. Any event of default under the trust agreement is referred to in this prospectus as a trust agreement event of default.

     Within ten days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee shall transmit notice of such trust agreement event of default to the holders of the preferred securities, the administrative trustees, and Lucent, as depositor, unless such trust agreement event of default shall have been cured or waived. Lucent, as depositor, and the administrative trustees, on behalf of the trust, are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

     If a trust agreement event of default has occurred and is continuing, the preferred securities shall have preference over the common securities upon termination of the trust as described above. See "-- Subordination of Common Securities." The existence of a trust agreement event of default does not entitle the holders of preferred securities to accelerate the maturity of the preferred securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a trust agreement event of default has occurred and is continuing, then a holder of the preferred securities will rely on the property trustee to enforce its rights as a holder of the debentures against Lucent. In addition, the holders of a majority in aggregate liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. No holder of preferred securities may institute any action directly against Lucent under the indenture unless:

     - such holder previously shall have given the property trustee written notice of default and continuance thereof;

     - the holders of not less than 25% of the aggregate liquidation preference of the preferred securities then outstanding shall have requested the property trustee to institute such action and shall have offered the property trustee reasonable indemnification; and

     - the property trustee shall not have instituted such action within 90 days of such request.

     Notwithstanding the foregoing, if a trust agreement event of default has occurred and is continuing and such event is attributable to the failure of Lucent to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of preferred securities may sue Lucent directly to collect its proportionate share of payments owed, without first:

     - directing the property trustee to enforce the terms of the debentures;

     - instituting a legal proceeding against Lucent to enforce the property trustee's rights under the debentures; or

     - instituting a legal proceeding against the property trustee or any other person or entity.

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

     Lucent will be able to set off any payment made to a holder of preferred securities against its obligation to make a corresponding payment of principal or interest, as the case may be, on the debentures.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such corporation shall be otherwise qualified and eligible.

EXPENSES OF THE TRUST

     Pursuant to the trust agreement, Lucent will pay all of the costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust securities the amounts due such holders pursuant to the terms of the trust securities. Such costs, expenses and liabilities shall include any taxes to which the trust may become subject, whether as a result of a tax event or otherwise, other than withholding taxes.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

     The trust may, at the request of Lucent, with the consent of the administrative trustees and without the consent of the property trustee, the Delaware trustee or the holders of the preferred securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided that:

     - such successor entity either:

          (A) expressly assumes all of the obligations of the trust with respect to the trust securities or

          (B) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as the successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

     - Lucent expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities including any successor securities in any material respect;

     - such successor entity has a purpose identical to that of the trust;

     - before the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Lucent has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

          (A) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities

     (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and

          (B) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act; and

     - Lucent or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

     Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes.

REGISTRATION RIGHTS

     On March 13, 2002, Lucent and the trust entered into a registration rights agreement with the initial purchasers of the preferred securities. Under the registration rights agreement, we agreed to use our reasonable best efforts to:

     - file, on or before June 17, 2002, a shelf registration statement with the SEC on the appropriate form under the Securities Act to cover resales of the preferred securities and the preferred securities guarantee and sales of the debentures and the Lucent common stock issuable upon conversion of the preferred securities and the debentures, which we refer to collectively as the registrable securities; and

     - cause that registration statement to be declared effective, subject to some exceptions, on or before September 15, 2002.

     We have filed and caused to be declared effective a shelf registration statement, of which this prospectus forms a part, in satisfaction of these obligations.

     Subject to certain "black-out" periods not to exceed 90 days in the aggregate in any consecutive 365-day period, Lucent and the trust have also agreed to use their reasonable best efforts to cause a shelf registration statement to remain effective, subject to some exceptions, until the earlier of:

     - two years following the issue date of the preferred securities; and

     - the date on which all the registrable securities covered by that registration statement have been sold under that registration statement.

     Lucent and the trust cannot assure you that they will be able to keep effective a registration statement for the required period.

     The trust agreement provides that if a shelf registration statement ceases to be effective or usable in connection with resales of registrable securities during the periods specified in the registration rights agreement, Lucent and the trust will each refer to that event as a registration default and then the trust will pay to each holder of preferred securities registrable under the registration rights agreement, with respect to the first 90-day period immediately following the occurrence of a registration default, additional distributions on the preferred securities computed by increasing the applicable distribution rate for the relevant period by 0.25% of the liquidation preference per year, which we refer to as additional distributions. The applicable distribution rate will increase by an additional 0.25% per year with respect to any subsequent 90-day period, but in no event will the additional distribution rate exceed 1.00% per year in the aggregate regardless of the number of registration defaults, until all registration defaults have been cured. If, after the cure of all registration defaults then in effect, there is a subsequent registration default, the additional distribution rate for that subsequent registration default will initially be 0.25%, regardless of the additional distribution rate in effect with respect to any prior registration default at the time of the cure of that registration default. An amount equal to all accrued additional distributions will be payable to the holders entitled to those distributions, in the manner provided for the payment of distributions in the trust agreement. The indenture for the debentures has equivalent provisions requiring Lucent to pay additional interest on the debentures when there is a registration default, in the same manner and at the same rate as the trust is required to pay additional distributions on the preferred securities.

     This is a summary of some important provisions of the registration rights agreement. This summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. You may request a copy of the registration rights agreement by contacting Lucent as set forth in "-- Additional Information" below.

VOTING RIGHTS

     Except as provided below and under "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the preferred securities have no voting rights.

     The holders of a majority in aggregate liquidation amount of preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee and to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. So long as any debentures are held by the property trustee, the trustees shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to such debentures;

     - waive any past default that is waivable under the indenture;

     - exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable; or

     - consent to any amendment, modification or termination of the indenture or the debentures where such consent shall be required;

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities, which consent, if no trust agreement event of default shall occur and be continuing, shall be of the holders of a majority in aggregate liquidation amount of preferred securities and common securities, voting together as a single class, except in the case of the last bullet point. If, in the case of the last bullet, the amendment or modification relates to the subordination of the debentures and adversely affects the rights of holders of debentures, the required level of consent shall be two-thirds in aggregate liquidation amount of the preferred securities then outstanding.

     However, where a consent under the indenture would require the consent of each holder of debentures affected thereby, no such consent shall be given by the property trustee without the prior written consent of each holder of the preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of record of the preferred securities of any notice of default with respect to the debentures.

     A waiver of an indenture event of default will constitute a waiver of the corresponding trust agreement event of default.

     Any required approval or direction of holders of preferred securities may be given at a separate meeting of holders of preferred securities convened for such purpose, at a meeting of all of the holders of the trust securities or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

     No vote or consent of the holders of preferred securities is required for the trust to redeem and cancel the preferred securities in accordance with the trust agreement.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned at such time by Lucent, any affiliate of Lucent, the trustees or any affiliate of any trustee shall, for purposes of such vote or consent, be treated as if such preferred securities were not outstanding.

     The procedures by which holders of preferred securities may exercise their voting rights are described below. See "-- Form, Transfer, Exchange and Book-Entry Procedures."

     Holders of the preferred securities have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Lucent, as the direct or indirect holder of all the common securities.

AMENDMENT OF THE TRUST AGREEMENT

     Lucent and the trustees may amend the trust agreement from time to time, without the consent of the holders of the preferred securities:

     - to cure any ambiguity or correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the trust agreement that are not inconsistent with the other provisions of the trust agreement, in each case so long as such amendment does not adversely affect in any material respect the interests, of any holder of trust securities;

     - to modify, eliminate or add to any provision of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for U.S. Federal income tax purposes as a grantor trust or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act; or

     - to maintain the qualification of the trust agreement under the Trust Indenture Act.

     Any amendments of the trust agreement shall become effective when notice thereof is given to the holders of the trust securities.

     In addition, Lucent and the trustees may amend the trust agreement upon:

     - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding preferred securities and common securities, acting as a single class, unless such amendment would adversely affect only the preferred securities or only the common securities in which case only the affected class would be entitled to vote; and

     - receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for U.S. Federal income tax purposes or the trust's exemption from the status of an "investment company" under the Investment Company Act;

provided, however, that Lucent and the trustees may not amend the trust agreement without the consent of each holder of trust securities if such amendment will change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities, or restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment.

     If any proposed amendment of the trust agreement provides for, or the trustees otherwise propose to effect, the dissolution, winding-up or termination of the trust, other than pursuant to the terms of the trust agreement, then the holders of the then outstanding preferred securities, as a class, are entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation amount of the preferred securities.

PAYMENT AND PAYING AGENCY

     The trust will make all payments in respect of the preferred securities to DTC or its nominee, as the registered owner of the global certificates representing the preferred securities. It is expected that DTC will then make payments to its participants by crediting the relevant accounts at DTC on the applicable distribution dates.

     If the preferred securities are not held by DTC, the paying agent shall make all payments in respect of the preferred securities by check mailed to the address of the holder entitled thereto as such address shall appear on the security register (as such term is defined in the trust agreement). The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Lucent. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the property trustee and Lucent. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and Lucent) to act as paying agent.

GOVERNING LAW

     The trust agreement and the preferred securities are governed by, and are to be construed in accordance with, the laws of the State of Delaware.

FORM, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

     The preferred securities were issued in the form of certificates in registered, global form, which we refer to as the global certificate. Each global certificate was deposited upon issuance with the property trustee as custodian for DTC, in New York, New York and registered in the name Cede & Co., a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global certificate are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

     Except as set forth below, the global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global certificate may not be exchanged for preferred securities in certificated form except in the limited circumstances described below under "-- Exchanges of Book-Entry Certificates for Certificated Preferred Securities."

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Investors who purchase preferred securities in offshore transactions in reliance on Regulation S under the Securities Act may hold their interests in the global certificate directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, and Clearstream Banking, societe anonyme, which we refer to as Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in the global certificate on behalf of their participants through their respective depositories, which in turn will hold such interests in the global certificate in the depositories' names on the books of DTC.

     Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit or any interests in the global certificate settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in the global certificate by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

EXCHANGES OF BOOK-ENTRY CERTIFICATES FOR CERTIFICATED PREFERRED SECURITIES

     A beneficial interest in a global certificate may not be exchanged for a certificated preferred security unless:

     - DTC notifies the trust and Lucent that it is unwilling or unable to continue as depository for the global certificate or has ceased to be a clearing agency registered under the Exchange Act and in either case the trust and Lucent fail to appoint a successor depository within 90 days;

     - Lucent, at its option, notifies the property trustee in writing that it elects to cause the issuance of the preferred securities in certificated form; or

     - there shall have occurred and be continuing a trust agreement event of default and the holders of a majority in liquidation amount of the outstanding preferred securities determine that the global certificate will be exchangeable for certificated preferred securities.

     In all cases, certificated preferred securities delivered in exchange for any global certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). In addition, such certificates will bear the legend referred to under "Notice to Investors" (unless Lucent and the trust determine otherwise in accordance with applicable law) subject, with respect to such preferred securities, to the provisions of such legend.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL CERTIFICATES

     The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. Neither the trust nor Lucent takes responsibility for these operations and procedures, and they urge investors to contact DTC or its participants directly to discuss these matters.

     DTC has advised the trust and Lucent as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York

Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (which we refer to as indirect participants).

     DTC has advised the trust and Lucent that its current practice, upon the issuance of the global certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global certificate to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants, including the depositaries for Euroclear and Clearstream) and the records of participants and indirect participants (with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the preferred securities represented by such global certificate for all purposes under the trust agreement and the preferred securities. Except in the limited circumstances described above, owners of beneficial interests in a global certificate will not be entitled to have any portions of such global certificate registered in their names, will not receive or be entitled to receive physical delivery of preferred securities in definitive form and will not be considered the owners or holders of the global certificate (or any preferred securities represented thereby) under the trust agreement or the preferred securities.

     Investors may hold their interests in the global certificate directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. Payments of distributions on the global certificates will be made to DTC or its nominee as the registered owner thereof. None of the trust, Lucent, the property trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The trust and Lucent expect that DTC or its nominee, upon receipt of any payment of distributions in respect of a global certificate representing any preferred securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate for such preferred securities as shown on the records of DTC or its nominee. The trust and Lucent also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

     Interests in the global certificates will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the trust and Lucent that it will take any action permitted to be taken by a holder of certificates, including the presentation of preferred securities for exchange as described below and the conversion of preferred securities, only at the direction of one or more participants to whose account with DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation amount of the preferred securities as to which such participant or participants has or have given such direction.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trust, Lucent, the property trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the global certificates.

     Redemption notices shall be sent to DTC or its nominee as the registered holder of the preferred securities. If less than all of the preferred securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each participant to be redeemed.

     Although voting with respect to the preferred securities is limited to the holders of record of the preferred securities, in those instances in which a vote is required, neither DTC nor its nominee will itself consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns DTC's or its nominee's consenting or voting rights to those participants to whose accounts such preferred securities are credited on the record date and identified in a listing attached to the omnibus proxy.

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the preferred securities and the voting rights of participants, indirect participants and beneficial owners of preferred securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Lucent, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository).

TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

     The Bank of New York presently acts as transfer agent, registrar and paying, conversion and exchange agent for the preferred securities.

     Registration of transfers or exchanges of preferred securities will be effected by or on behalf of the trust without charge, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust is not required to register or cause to be registered the transfer of the preferred securities during a period beginning 15 days before any selection of redemption of preferred securities and ending on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of preferred securities to be redeemed, or to register or cause to be registered the preferred securities so selected for redemption after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only such duties as are specifically set forth in the trust agreement. During the occurrence and continuance of a trust agreement event of default, the property trustee undertakes to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

     However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by Lucent and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

     Lucent and certain of its subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the property trustee in the ordinary course of their businesses.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes and so that the debentures will be treated as indebtedness of Lucent for all U.S. Federal, state and local tax purposes. In this connection, Lucent and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that Lucent and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

     Holders of the preferred securities have no preemptive or similar rights.

     The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

     Each purchaser of preferred securities, by acceptance of a beneficial interest in the preferred securities, agrees to treat the debentures as indebtedness for all United States Federal, state and local tax purposes.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the trust agreement, the indenture, the preferred securities guarantee, the form of debenture and the registration rights agreement without charge from Lucent. Requests for such documents should be directed in writing or by telephone to the Corporate Secretary, Lucent Technologies Inc., 600 Mountain Avenue, Murray Hill, New Jersey 07974, telephone: (908) 582-8500.

                         DESCRIPTION OF THE DEBENTURES

     The debentures were issued on March 19, 2002, under the indenture. This description summarizes the material terms and provisions of the debentures and the indenture and is subject to, and is qualified in its entirety by reference to, the indenture. Whenever particular defined terms of the indenture are referred to herein, such defined terms are incorporated by reference herein. Copies of the indenture and the form of debenture are available as set forth under "Description of the Preferred Securities -- Additional Information" above.

     As used in this description, references to "Lucent" do not include any current or future subsidiary of Lucent.

GENERAL

     The debentures are unsecured and rank junior and subordinate in right of payment to all existing and future senior debt of Lucent. The debentures will mature on March 15, 2017. The debentures are limited in aggregate principal amount to approximately $1,804,124,000, such amount being the sum of the aggregate stated liquidation preference of the preferred securities and capital contributed by Lucent to purchase the common securities. The indenture does not limit the incurrence or issuance of other senior or subordinated debt of Lucent, whether under the indenture relating to the debentures or any existing or other indenture that Lucent may enter into in the future or otherwise. See
"-- Subordination." Unless the trust is dissolved and the debentures distributed to holders of trust securities, the property trustee will continue to hold legal title to the debentures for the benefit of the holders of the preferred securities and common securities.

INTEREST

     The debentures bear interest at the annual rate of 7.75%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2002, to the person in whose name each debenture is registered at the close of business on the fifteenth day next preceding such interest payment date, subject to certain exceptions. As long as the preferred securities remain in book-entry form, the record date for the debentures shall be the corresponding record date for the preferred securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such month.

     If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount thereof, to the extent permitted by law, at an annual rate that is 1.50% higher than the stated interest rate, compounded quarterly. The term "interest" as used in this prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums paid by Lucent as described above under "Description of the Preferred Securities -- Expenses of the Trust."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no indenture event of default has occurred and is continuing, Lucent has the right to defer the payment of interest, including any additional interest, on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period, provided that Lucent may not defer the payment of interest beyond the stated maturity or any redemption date of the debentures. Such deferred interest payments will accrue additional interest at an annual rate that is 1.50% higher than the stated interest rate, compounded quarterly. At the end of any such deferral period, Lucent must pay all interest then accrued and unpaid, together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law. During a deferral period, interest will continue to accrue and holders of the debentures, or holders of the preferred securities while the preferred securities are outstanding, will continue to be required to accrue original issue discount income for U.S. Federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences -- U.S. Holders -- Interest Income and Original Issue Discount."

     During any such deferral period, Lucent may not, and shall cause its subsidiaries, other than the trust, not to, (1) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of Lucent's common stock or preferred stock or any other securities of Lucent similar to the preferred securities or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lucent ranking equally with or junior to the debentures or make any guarantee payments with respect to such securities.

     Notwithstanding the foregoing, Lucent may take any of the following actions during a deferral period:

     - make any dividend, redemption, liquidation, interest, principal or guarantee payment by way of securities, including capital stock, that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

     - pay dividends on Lucent's 8.00% redeemable convertible preferred stock, but only by delivering shares of Lucent common stock to the transfer agent to be sold on behalf of the holders of such preferred stock;

     - make any payments of interest on any convertible subordinated debentures issued by Lucent in exchange for its 8.00% redeemable convertible preferred stock;

     - make payments under the preferred securities guarantee;

     - purchase common stock issued under any of Lucent's benefit plans for its directors, officers or employees;

     - make payments or distributions in connection with a reclassification of Lucent's capital stock or the exchange or conversion of one series or class of Lucent's capital stock for another series or class of Lucent's capital stock; and

     - acquire fractional interests in shares of Lucent's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     Any deferral period with respect to the payment of interest on the debentures will also apply to distributions with respect to the preferred securities and all other securities with similar terms. Before the termination of any such deferral period, Lucent may further extend the interest payment period, provided that no deferral period may exceed 20 consecutive quarters or extend beyond the stated maturity or any redemption date of the debentures. On the interest payment date occurring at the end of each deferral period, Lucent shall pay to the holders of the debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the deferral period) all accrued and unpaid interest on the debentures, together with interest thereon at the rate specified for the debentures. Upon the termination of any deferral period and the payment of all amounts then due, Lucent may commence a new deferral period, subject to the above requirements. Lucent may also pay on any interest payment date during a deferral period all or any portion of the interest accrued during such deferral period. Consequently, there could be multiple deferral periods of varying lengths throughout the term of the debentures provided that no deferral period may extend beyond the maturity of the debentures. No interest shall be due and payable during a deferral period, except at the end thereof, and the failure by Lucent to make interest payments during a deferral period will not constitute a default or an event of default under any indenture governing Lucent's currently outstanding indebtedness.

     If the trust shall be the sole holder of the debentures, Lucent shall give the property trustee and the indenture trustee notice of its selection of such deferral period not less than five business days prior to the earlier of:

     - the date the distributions on the preferred securities are payable; or

     - the date the trust is required to give notice to any applicable self-regulatory organization or to holders of the preferred securities of the record date or the date such distribution is payable, but in any event not less than one business day prior to such record date. The trust shall give notice of Lucent's selection of such deferral period to the holders of the preferred securities.

     If debentures have been distributed to holders of preferred securities and common securities, Lucent shall give the holders of the debentures and the indenture trustee notice of its selection of such deferral period not less than five business days prior to the earlier of:

     - the next succeeding interest payment date; or

     - the date Lucent is required to give notice to any stock exchange (if the debentures are then listed on a stock exchange) or other applicable self-regulatory organization or to holders of the debentures of the record or payment date of such related interest payment, but in no event less than one business day prior to such record date.

CONVERSION OF THE DEBENTURES

     The debentures are convertible into shares of Lucent common stock at the option of the holders of debentures at any time before the close of business on March 15, 2017 (or, in the case of debentures called for redemption, before the close of business on the business day before the redemption date), at a current conversion price of $4.84 per share of Lucent common stock representing an adjustment of the initial conversion price, which was $6.10, on account of Lucent's June 1, 2002, distribution of its shares of Agere to Lucent common shareowners in connection with its spin-off and subject to further adjustment as described above under "Description of the Preferred Securities -- Conversion Price Adjustments."

     The trust has agreed not to convert the debentures held by it except pursuant to a notice of conversion delivered to the conversion agent by a holder of the preferred securities. Upon surrender of preferred securities to the conversion agent for conversion, the trust will distribute debentures to the conversion agent on behalf of the holder of the preferred securities so converted, whereupon the conversion agent will convert such debentures to Lucent common stock on behalf of such holder. The delivery by Lucent to the holders of the debentures (through the conversion agent) of the fixed number of shares of Lucent common stock into which the debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to discharge Lucent's obligations under the debentures, including the obligation of Lucent to pay the principal amount of the debentures so converted, and the accrued and unpaid interest thereon, including any deferred interest, attributable to the period from the last date to which interest has been paid or duly provided for.

     If a debenture is surrendered for conversion after the close of business on any regular record date for payment of interest and before the opening of business on the corresponding interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid in cash to the person in whose name the debenture is registered at the close of business on such record date, and, other than a debenture or a portion of a debenture called for redemption on a redemption date occurring after such record date and before such interest payment date, when so surrendered for conversion, the debenture must be accompanied by payment of an amount equal to the interest payable on such interest payment date.

     No fractional shares of Lucent common stock will be issued as a result of conversion. Instead, Lucent will, at its option:

     - deliver scrip that will entitle the holder to receive a full share of Lucent common stock upon surrender of such scrip aggregating a full share; or

     - pay holders cash in lieu of fractional shares based on the market price of Lucent common stock on the date such debentures are surrendered for conversion.

OPTIONAL REDEMPTION; SPECIAL EVENT REDEMPTION

     Except as a result of acceleration upon the occurrence of an indenture event of default or pursuant to a tax event or investment company event, Lucent may not redeem the debentures before March 20, 2007. On and after March 20, 2007, Lucent will have the right, at any time and from time to time, to redeem the debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the applicable redemption price below.

     The redemption prices (expressed as a percentage of the principal amount of the debentures) are as follows for debentures redeemed during the one year periods commencing March 20 in each of the following years indicated:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2007........................................................    103.88%
2008........................................................    103.10%
2009........................................................    102.33%
2010........................................................    101.55%
2011........................................................    100.78%
2012 and thereafter.........................................    100.00%

in each case together with an amount equal to any accrued and unpaid interest to, but excluding, the redemption date.

     For so long as the trust is the holder of all the outstanding debentures, the proceeds of any such redemption will be used by the trust to redeem trust securities in accordance with their terms. See "Description of the Preferred Securities -- Optional Redemption." Lucent may not redeem the debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding debentures. Lucent may not, in any case, redeem the debentures unless all accrued and unpaid interest thereon has been paid in full on all outstanding debentures through the last interest payment date before and including the date of redemption.

     Lucent has the right to redeem the debentures at any time upon the occurrence of a tax event or an investment company event at a redemption price equal to 100% of the principal amount of the debentures so redeemed and an amount equal to any accrued and unpaid interest at such times and in such manner as described above in "Description of the Preferred Securities -- Special Event Redemption."

CHANGE OF CONTROL

     The change of control redemption rights of holders of debentures shall be substantially identical to the change of control redemption rights of holders of preferred securities. See "Description of Preferred Securities -- Change of Control -- Change of Control Put Right."

     The trust has agreed not to tender for redemption following a change of control the debentures held by it unless a holder of preferred securities tenders preferred securities for redemption following a change of control.

     This right of holders will be subject to Lucent's obligation to repay or repurchase any senior debt required in connection with a change of control and to any contractual restrictions then contained in Lucent's senior debt. Under the terms of Lucent's current credit facility, the trust is prohibited from paying the redemption price of the preferred securities in cash. Lucent's future credit facilities and other existing or future indebtedness may contain similar restrictions. Future indebtedness that Lucent may incur may contain prohibitions on the occurrence of certain events that would constitute a change of control or require the repurchase of such indebtedness upon a change of control. Moreover, the exercise by holders of their right to require the trust to require Lucent to redeem the debentures could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such redemption on Lucent. If and when Lucent has satisfied these conditions, it will redeem all debentures tendered upon a change of control. Lucent's ability to pay cash upon such a redemption may be limited by its then-existing financial resources. There can be no assurance that sufficient funds will be available to Lucent when necessary to make any required redemptions.

REDEMPTION PROCEDURES

     Notices of any redemption of the debentures and the procedures for such redemption shall be the same as those described for the redemption of the preferred securities under "Description of the Preferred
Securities -- Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless Lucent defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such debentures or portions thereof called for redemption.

SUBORDINATION

     The payment of the principal and interest on the debentures is subordinated in right of prior payment, as set forth in the indenture, to the prior payment in full of all of Lucent's existing or future senior debt, whether outstanding on the date of the indenture or thereafter incurred. The term senior debt means:

          (1) Lucent's indebtedness for money borrowed, including the principal of, premium, if any, and accrued and unpaid interest thereon, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed;

          (2) guarantees by Lucent of indebtedness for money borrowed, including the principal of, premium, if any, and accrued and unpaid interest thereon, by any other person, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed;

          (3) obligations of Lucent under any agreement to lease, or lease of, any real personal property, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed;

          (4) Lucent's obligations in respect of letters of credit, performance bonds, surety bonds and similar obligations;

          (5) Lucent's obligations in respect of hedging agreements (as defined in the indenture);

          (6) modifications, renewals, extensions and refundings of any indebtedness, liabilities or obligations described in (1) through (5) above;

     unless, in the case of any of (1) through (6) above, the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding thereof, or Lucent's obligations pursuant to such a guarantee, are not senior in right of payment to the debentures;

          (7) indebtedness (other than indebtedness described in (1) above) evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which Lucent is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed;

          (8) any other indebtedness, liability or obligation, contingent or otherwise, of Lucent and any guarantee, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of execution of the indenture or thereafter created, incurred or assumed; and

          (9) modifications, renewals, extensions and refundings of any indebtedness, liabilities or obligations described in (7) or (8);

     if, in the case of any of (7), (8) or (9), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness, liability or obligation is senior in right of payment to the debentures.

     Notwithstanding the foregoing, the term senior debt does not include any indebtedness of Lucent to any subsidiary of Lucent.

     The debentures will rank pari passu with Lucent's convertible subordinated debentures issuable in exchange for Lucent's 8.00% redeemable convertible preferred stock and will not be subordinated to any other obligations of Lucent that do not constitute senior debt as defined above.

     No payment on account of principal or interest on the debentures may be made if at the time of such payment there exists a default with respect to any senior debt of Lucent and the default is the subject of judicial proceedings or Lucent receives notice from certain authorized persons that payments may not be made. Upon any distributions of Lucent's assets upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to Lucent, the holders of Lucent senior debt will be entitled to receive payment in full before the holders of the debentures are entitled to receive any payment.

     By reason of such subordination, in the event of Lucent's insolvency, its creditors who are holders of senior debt, as well as general creditors of Lucent, may recover more, ratably, than the holders of the debentures.

     The indenture does not limit the aggregate amount of indebtedness, including senior debt, that may be issued by Lucent. All of Lucent's outstanding indebtedness for borrowed money and other similar obligations would constitute senior debt. There are no terms in the preferred securities, the debentures or the preferred securities guarantee that limit Lucent's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the debentures and the preferred securities guarantee, or the ability of its subsidiaries to incur additional indebtedness.

PAYMENT AND PAYING AGENTS

     If the debentures are represented by a global security, Lucent shall make payments on the debentures to DTC, as the depository for the debentures. Otherwise, payment of principal of and premium, if any, and any interest on the debentures will be payable, the transfer of the debentures will be registrable, and the debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate office of the indenture trustee in The City of New York or at the office of such paying agent or paying agents as Lucent may designate, except that, at the option of Lucent, payment of any interest may be made:

     - by check mailed to the address of the person entitled thereto as such address shall appear in the security register; or

     - by wire transfer to an account maintained by the person entitled thereto as specified in the security register, provided that proper transfer instructions have been received by the regular record date (as such term is defined in the indenture).

     Payment of any interest on debentures will be made to the person in whose name such debentures are registered at the close of business on the regular record date for such interest. The regular record date for the interest payable on any interest payment date shall be the fifteenth day, whether or not a business day, next preceding such interest payment date, subject to certain exceptions. Lucent may at any time designate additional paying agents or rescind the designation of any paying agent.

     Any monies deposited with the indenture trustee or any paying agent, or then held by Lucent in trust, for the payment of the principal of and premium, if any, or interest on any debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Lucent, be repaid to Lucent and the holder of such debentures shall thereafter look, as a general unsecured creditor, only to Lucent for payment thereof.

REGISTRATION RIGHTS

     The holders of debentures have registration rights that are substantially identical to the registration rights of holders of the preferred securities.

INDENTURE EVENTS OF DEFAULT

     Each of the following will constitute an event of default with respect to the debentures (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     - default in payment of the principal of the debentures at maturity or upon redemption with respect to any debenture when such amount becomes due and payable;

     - the failure to pay interest within 30 days of the due date (unless Lucent has extended the relevant payment period as described above under "-- Option to Extend Interest Payment Period");

     - Lucent's failure to deliver shares of Lucent common stock, together with cash or scrip in lieu of any fractional shares, when such common stock and cash or scrip is required to be delivered upon conversion of debentures and continuance of such default for ten business days;

     - Lucent's failure to comply with any of its other agreements in the debentures or the indenture upon receipt by Lucent of notice of such default by the indenture trustee or by holders of not less than 25% in aggregate principal amount of the debentures then outstanding and Lucent's failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice; and

     - certain events of bankruptcy, insolvency or reorganization affecting Lucent.

ACCELERATION

     If any indenture event of default with respect to the debentures, other than an event of default relating to specific events of bankruptcy, insolvency or reorganization affecting Lucent, has happened and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the debentures then outstanding may declare by written notice the principal of all the debentures, plus interest on the debentures accrued and unpaid to the date of such declaration to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal of all the debentures plus interest on the debentures accrued and unpaid to the occurrence of such event shall automatically become and be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debentures may, under certain circumstances, rescind and annul such acceleration. While the debentures are held by the trust, an indenture event of default will constitute a trust agreement event of default and the property trustee shall exercise rights as a holder of debentures under the indenture, subject to direction by the holders of the preferred securities. See "Description of the Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities" and "Description of the Preferred
Securities -- Voting Rights."

     The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default thereunder with respect to the debentures, the indenture trustee shall transmit, in the manner set forth in the indenture, notice of such default to the holders of the debentures unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any debentures, the indenture trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of debentures.

     If an indenture event of default occurs and is continuing with respect to the debentures, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debentures by all appropriate judicial proceedings.

MODIFICATION OF THE INDENTURE

     Modification Without Consent of Holders. Lucent and the indenture trustee may enter into supplemental indentures without the consent of the holders of the debentures to:

     - make provision with respect to the conversion rights of the holders upon the occurrence of a fundamental change involving the conversion of Lucent common stock or the matters described in "-- Covenants Restricting Mergers and Other Significant Corporate Actions" below;

     - secure the debentures;

     - evidence the assumption by a successor corporation of Lucent's obligations;

     - add covenants for the protection of the holders of the debentures;

     - provide for uncertificated debentures in addition to or in place of certificated debentures;

     - cure any ambiguity or correct any defect or inconsistency;

     - evidence the acceptance of appointment by a successor trustee;

     - provide for the issuance of debentures in coupon form; or

     - modify, eliminate or add to provisions of the indenture to the extent necessary to effect the qualifications of the indenture under the Trust Indenture Act.

     Modification With Consent of Holders. Lucent and the indenture trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debentures and, if the debentures are held by the trust, such consent of the holders of preferred securities as may be required by the trust agreement, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the debentures. In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the debentures will require the consent of the holders of at least two-thirds in aggregate principal amount of the debentures then outstanding and, if the debentures are held by the trust, such consent of the holders of preferred securities as may be required by the trust agreement. However, Lucent and the indenture trustee may not make any of the following changes to the indenture or the debentures without the consent of each holder that would be affected by such change and, if the debentures are held by the trust, such consent of the holders of preferred securities as may be required by the trust agreement:

     - extend the final maturity of the principal;

     - reduce the principal amount;

     - reduce the rate or extend the time of payment of interest (other than deferrals of interest as permitted under "-- Option to Extend Interest Payment Period");

     - reduce any amount payable on redemption;

     - change the currency in which the principal or interest thereon is payable;

     - adversely change Lucent's obligation to redeem any debenture;

     - impair the right of a holder to convert any debenture;

     - impair the right of any holder to institute suit for the enforcement of any payment on the debentures when due; or

     - reduce the percentage of the debentures the consent of whose holders is required for modification of the indenture.

COVENANTS RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

     Merger, Consolidation, Sale or Conveyance. The indenture provides that Lucent will not merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any other person, unless either:

     - Lucent will be the continuing corporation; or

     - the successor corporation or person that acquires all or substantially all of Lucent's assets will expressly assume all of its obligations under the indenture and the debentures issued under the indenture, and immediately after the merger, consolidation, sale, lease or conveyance, Lucent, that person or that successor corporation, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to Lucent, that person or that successor corporation, as applicable.

GOVERNING LAW

     The indenture and the debentures are governed by, and are to be construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES

     If distributed to holders of the preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the trust, the debentures will be issued in the same form as the preferred securities that such debentures replace. Any global certificate will be replaced by one or more global securities each of which we refer as a global security, registered in the name of DTC or its nominee. Except under the limited circumstances described below, the debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, debentures in definitive form. The global security may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities -- Form, Transfer, Exchange and Book-Entry Procedures."

     Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debentures in definitive form and will not be considered the holders thereof for any purpose under the indenture. Accordingly, each beneficial owner of preferred securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global security.

     None of Lucent, the indenture trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security representing such debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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

     A global security shall be exchangeable for debentures registered in the names of persons other than DTC or its nominee only if:

     - DTC notifies Lucent that it is unwilling or unable to continue as a depository for such global debenture or has ceased to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository and in either case Lucent fails to appoint a successor depository within 90 days;

     - Lucent in its sole discretion determines that such global security shall be so exchangeable; or

     - there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding debentures determine that the global security will be so exchangeable.

     Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. If debentures are issued in definitive form, such debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described in "-- Payment and Paying Agents" above.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Bank of New York was appointed as the initial indenture trustee. The indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     The preferred securities guarantee was executed and delivered by Lucent concurrently with the issuance by the trust of the preferred securities for the benefit of the holders from time to time of such preferred securities. The Bank of New York acts as guarantee trustee under the preferred securities guarantee. This description summarizes the material terms and provisions of the preferred securities guarantee and is subject to, and qualified in its entirety by reference to, all of the provisions of the preferred securities guarantee. Copies of the preferred securities guarantee are available as set forth in "Description of the Preferred Securities -- Additional Information" above. The guarantee trustee holds the preferred securities guarantee for the benefit of the holders of the preferred securities.

GENERAL

     To the extent set forth in the preferred securities guarantee, Lucent has irrevocably and unconditionally agreed to pay in full on a subordinated basis to the holders of the preferred securities, except to the extent paid by the trust, the payments listed below as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment:

     - any accrued and unpaid distributions required to be paid on the preferred securities, to the extent that Lucent has made interest or principal payments to the trust on the debentures held by the trust;

     - the redemption price with respect to any preferred securities called or tendered for redemption (whether on redemption or maturity of the debentures) to the extent that Lucent has made interest or principal payments to the trust on the debentures held by the trust; or

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debentures are distributed to holders of the preferred securities), the lesser of:

      - the liquidation preference plus accrued and unpaid distributions required to be paid on the preferred securities, to the extent that Lucent has made interest or principal payments on the debentures to the trust, and

      - the amount of assets of the trust remaining available for distribution to holders of the preferred securities.

     Lucent's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Lucent to the holders of the preferred securities or by causing the trust to pay such amounts to such holders.

     The preferred securities guarantee is an irrevocable guarantee on a subordinated basis of the trust's obligations under the preferred securities, but applies only to the extent that Lucent has made principal or interest payments on the debentures to the trust. It is not in and of itself a guarantee that holders of the preferred securities will collect amounts owed to them under the preferred securities. If Lucent does not make interest payments on the debentures held by the trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available to pay such distributions.

     Lucent has, through the preferred securities guarantee, the trust agreement, the debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See "Relationship of the Preferred Securities, the Debentures and the Preferred Securities Guarantee."

     Lucent has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the preferred securities guarantee, except

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

that upon the occurrence and during the continuation of a trust agreement event of default, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     Lucent's obligations under the preferred securities guarantee are:

     - subordinate and junior in right of payment to all of the other liabilities of Lucent, except those that rank equally with or are subordinated to the preferred securities guarantee by their terms;

     - equal in rank with any other guarantee similar to the guarantee issued by Lucent on behalf of the holders of preferred securities issued by any other trust established by Lucent or its affiliates; and

     - senior to its capital stock or any guarantee thereof.

     The preferred securities guarantee constitutes a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against Lucent to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity.

AMENDMENTS AND ASSIGNMENT

     Except for any changes that do not adversely affect the rights of holders of the preferred securities, in which case no vote will be required, the preferred securities guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of the outstanding preferred securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Lucent and shall inure to the benefit of the holders of the preferred securities then outstanding.

CERTAIN COVENANTS OF LUCENT

     Lucent has covenanted that, so long as any preferred securities remain outstanding, it will not, and it will cause its subsidiaries not to:

       - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Lucent's capital stock; or

       - make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Lucent that rank equally with or junior to the debentures, in each case, other than payments permitted to be made during a distribution deferral period as set forth under "Description of the Preferred Securities -- Distributions" above,

     if at such time:

     - there shall have occurred an indenture event of default or a trust agreement event of default;

     - Lucent shall be in default with respect to its payment of any obligations under the preferred securities guarantee; or

     - Lucent shall have given notice of its election to defer payments of interest as provided in the indenture and shall not have rescinded such notice, or such deferral period, or any extension thereof, shall be continuing.

     Under the trust agreement and the indenture, taken together, Lucent has also covenanted:

     - for so long as preferred securities are outstanding, not to cause the trust to convert debentures except pursuant to a notice of conversion delivered to the conversion agent by a holder of preferred securities;
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

     - to maintain directly or indirectly 100% ownership of the common securities, provided that certain successors which are permitted pursuant to the indenture may succeed to Lucent's ownership of the common securities;

     - not to voluntarily terminate, wind-up or liquidate the trust, except:

      - in connection with a distribution of the debentures to the holders of the preferred securities in liquidation of the trust; or

      - in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement;

     - to maintain the reservation for issuance of the number of shares of Lucent common stock that would be required from time to time upon the conversion of all the debentures then outstanding;

     - to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes;

     - to deliver shares of Lucent common stock upon an election by the holders of the preferred securities to convert such preferred securities into Lucent common stock; and

     - to honor all obligations relating to the conversion or exchange of preferred securities into or for Lucent common stock or debentures.

EVENTS OF DEFAULT; ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     An event of default under the preferred securities guarantee will occur upon the failure of Lucent to perform any of its payment or other obligations thereunder; provided, however, that, except with respect to a default in payment, Lucent shall have received written notice of default and shall not have cured such default within 60 days after receiving such notice. The holders of a majority in aggregate liquidation preference of the preferred securities have the right to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee; or

     - on behalf of the holders of all preferred securities, waive any past event of default and its consequences.

Notwithstanding the foregoing, the right of any holder of preferred securities to receive payment of the distribution in accordance with the preferred securities guarantee, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such holder.

     If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against Lucent to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. In addition, any record holder of preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Lucent to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced the preferred securities guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Lucent has waived any right or remedy to require that any action be brought just against the trust, or any other person or entity before proceeding directly against Lucent.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by Lucent in performance of the preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in the preferred securities guarantee. During the occurrence and continuance of a

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

default under the preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The preferred securities guarantee will terminate and be of no further force and effect:

     - upon full payment of the redemption price of the preferred securities;

     - upon full payment of the amounts payable upon liquidation of the trust;

     - upon conversion of all the preferred securities into Lucent common stock; or

     - upon distribution of debentures to the holders of the preferred securities in exchange for all of the preferred securities.

     The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under such preferred securities or the preferred securities guarantee.

GOVERNING LAW

     The preferred securities guarantee is governed by, and is to be construed in accordance with, the laws of the State of New York.

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

          RELATIONSHIP OF THE PREFERRED SECURITIES, THE DEBENTURES AND
                       THE PREFERRED SECURITIES GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Taken together, Lucent's obligations under the debentures, the indenture, the trust agreement and the preferred securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. If and to the extent that Lucent does not make payments on the debentures, the trust will not pay distributions or other amounts due on the preferred securities. The guarantee covers payment of distributions only if and to the extent that Lucent has made a payment of interest or principal on the debentures to the trust. If Lucent does not make payments on the debentures to the trust, a holder of preferred securities may institute an action directly against Lucent to enforce payment of such distributions to such holder after the respective due dates.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, primarily because:

     - the aggregate principal amount of the debentures is equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

     - the interest rate and interest and other payment dates on the debentures match the distribution rate and distribution and other payment dates for the preferred securities;

     - Lucent shall pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of the preferred securities under such preferred securities; and

     - the trust agreement provides that the trust will not engage in any activity that is not consistent with the limited purpose of the trust.

     Notwithstanding anything to the contrary in the indenture, Lucent has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Lucent has theretofore made, or is concurrently on the date of such payment making, a payment under the preferred securities guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any preferred security may institute a legal proceeding directly against Lucent to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

     A holder may institute a direct action against Lucent to enforce its rights under the trust agreement only if a trust agreement event of default has occurred and is continuing and is attributable to the failure of Lucent to pay interest or principal on the debentures on the date such interest or principal is otherwise payable.

     A default or event of default under any senior debt of Lucent will not constitute an indenture event of default. However, in the event of payment defaults under, or acceleration of, senior debt of Lucent, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the debentures would constitute an indenture event of default, but under the subordination provisions, no payment on the debentures could be made by Lucent
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

unless holders of Lucent's senior debt are paid in full. See "Description of the Debentures -- Subordination."

LIMITED PURPOSE OF TRUST

     The preferred securities evidence a beneficial interest in the trust, and the trust was created for the sole purpose of issuing the preferred securities and common securities and investing the proceeds thereof in the debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from Lucent the principal amount of and interest accrued on the debentures, while a holder of preferred securities is entitled to receive distributions from the trust, including any amounts to be received upon redemption of the preferred securities, or from Lucent under the applicable guarantee, if and to the extent the trust has made payments of principal or interest on the debentures held by the trust.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the preferred securities are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust as provided by applicable law, the liquidation distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Lucent, the property trustee, as holder of the debentures, would be a subordinated creditor of Lucent, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest before any common or preferred shareowners of Lucent receive payments or distributions. Since Lucent is the guarantor under the preferred securities guarantee and has agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of the preferred securities, the positions of a holder of such preferred securities and a holder of such debentures relative to other creditors and to shareowners of Lucent in the event of liquidation or bankruptcy of Lucent would be substantially the same.

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

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     This section summarizes the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the preferred securities, the debentures and the Lucent common stock into which the preferred securities and debentures may be converted. Where noted, it constitutes the opinion of Cravath, Swaine & Moore, special tax counsel to Lucent and the trust. The discussion is limited in the following ways:

     - The discussion applies to you only if you hold your preferred securities, debentures and Lucent common stock into which the preferred securities and debentures may be converted as capital assets (that is, for investment purposes).

     - The discussion does not describe all the tax consequences that may be relevant to you if you are a member of a class of holders subject to special rules, such as:

      - certain financial institutions;

      - insurance companies;

      - dealers in securities or foreign currencies;

      - persons holding the preferred securities, debentures or Lucent common stock into which the preferred securities and debentures may be converted as part of a hedge;

      - U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

      - partnerships or other entities classified as partnerships for U.S. Federal income tax purposes;

      - persons subject to the alternative minimum tax; and

      - persons that own, or are deemed to own, more than 5% of Lucent common stock or holders that, on the date of acquisition of the preferred securities, own preferred securities with a fair market value of more than 5% of the fair market value of Lucent common stock.

     - The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the preferred securities, debentures or Lucent common stock into which the preferred securities and debentures may be converted.

     - The discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

     - The discussion does not cover state, local or foreign law.

     - No ruling from the Internal Revenue Service, which we refer to as the IRS, has been requested with respect to any of the tax consequences of owning the preferred securities, debentures or Lucent common stock into which the preferred securities and debentures may be converted. As a result, the IRS could disagree with portions of this discussion.

IF A PARTNERSHIP HOLDS PREFERRED SECURITIES, DEBENTURES OR LUCENT COMMON STOCK THE TAX TREATMENT OF A PARTNER WILL GENERALLY DEPEND UPON THE STATUS OF THE PARTNER AND UPON THE ACTIVITIES OF THE PARTNERSHIP. IF YOU ARE A PARTNER IN A PARTNERSHIP HOLDING SUCH AN INSTRUMENT, YOU ARE URGED TO CONSULT YOUR TAX ADVISER.

IF YOU ARE CONSIDERING BUYING PREFERRED SECURITIES, YOU ARE URGED TO CONSULT YOUR TAX ADVISER ABOUT THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE PREFERRED SECURITIES, DEBENTURES AND LUCENT COMMON STOCK INTO WHICH THE PREFERRED SECURITIES AND DEBENTURES MAY BE CONVERTED IN YOUR PARTICULAR SITUATION.

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

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the preferred securities, Cravath, Swaine & Moore is of opinion that under current law and assuming full compliance with the terms of the trust agreement, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for U.S. Federal income tax purposes and not as an association taxable as a corporation. As a result, for U.S. Federal income tax purposes, you will generally be treated as the beneficial owner of a pro rata portion of the debentures held by the trust. Thus, you will be required to include in your taxable gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the debentures. See below under the caption "-- Interest Income and Original Issue Discount" in this section.

CLASSIFICATION OF THE DEBENTURES

     Lucent has taken the position that the debentures are classified for all U.S. tax purposes as indebtedness of Lucent under current law. Lucent, the trust and you (by your acceptance of a beneficial ownership interest in the preferred securities) agree to treat the debentures as indebtedness for all U.S. tax purposes. The remainder of this discussion assumes that the debentures are classified as indebtedness of Lucent.

U.S. HOLDERS

     The following discussion applies to you only if you are a "U.S. holder." For this purpose, a U.S. holder is a beneficial owner of the preferred securities, debentures or Lucent common stock into which the preferred securities and debentures may be converted that is for U.S. Federal income tax purposes:

     - an individual U.S. citizen or resident alien;

     - a corporation, or other entity taxable as a corporation for U.S. Federal income tax purposes, created or organized under the laws of the U.S. or any political subdivision thereof; or

     - an estate or trust whose worldwide income is subject to U.S. Federal income taxation.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     The debentures were issued with original issue discount, which we refer to as OID. Because you will be treated as the beneficial owner of a pro rata portion of the debentures held by the trust, you will be required to include OID in your taxable gross income.

     A debt instrument is considered to be issued with OID if its stated redemption price at maturity exceeds its issue price. The stated redemption price at maturity of a debt instrument includes all payments to be made with respect to the instrument, including payments of principal and interest other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, at least annually at a single fixed rate. The stated interest on the debentures is not qualified stated interest because interest payments may be deferred for certain periods. See "Description of the Debentures -- Option to Extend Interest Payment Period." Consequently, the stated redemption price at maturity of the debentures will include all cash payments of principal and interest through maturity.

     Under the rules applicable to instruments issued with OID, the following consequences arise:

     - You must include OID in income as the OID accrues on the debentures, even if your method of accounting for tax purposes is the cash method. This means that you might be required to report OID as income before you receive the cash that corresponds to that income.

     - OID accrues on a constant yield method, which takes into account the compounding of interest.

     - The actual cash payments of interest on the debentures will not be reported separately as taxable income.
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

     - Although Lucent has the right to defer payments of interest, it has no current intention to exercise that right. If Lucent does not exercise its right to defer interest payments, the amount of OID that you would accrue for a taxable year will be approximately the same as the amount of the cash distributions you will receive for that taxable year.

     - The amount of OID included in your gross income with respect to the preferred securities or debentures will increase your tax basis in the preferred securities or debentures, as applicable, and the amount of distributions in respect of the accrued OID would reduce your tax basis in the preferred securities or debentures, as applicable.

     Because OID income on the debentures will constitute interest for U.S. Federal income tax purposes, corporate holders will not be entitled to a dividends-received deduction with respect to such income.

ACQUISITION PREMIUM

     If you purchase preferred securities or debentures after their original issuance on March 19, 2002, for an amount greater than their adjusted issue price as of the purchase date and equal to or less than the sum of all amounts payable on the preferred securities or debentures after the purchase date, you will be considered to have purchased the preferred securities or debentures at an "acquisition premium." In general, the amount of OID that you must include in your gross income on the preferred securities or debentures for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such year.

MARKET DISCOUNT

     If you purchase preferred securities or debentures after their original issuance on March 19, 2002, for an amount in excess of their revised issue price, the excess will be treated as "market discount" unless it is less than a specified de minimis amount. The revised issue price of a preferred security or debenture will be its original issue price on March 19, 2002, plus the amount of OID includible in the income of all holders of such preferred security or debenture for all accrual periods prior to the date you purchased the preferred security or debenture (disregarding any deduction for acquisition premium) less any cash payments on the preferred security or debenture. Under the market discount rules, you would be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a preferred security or debenture as ordinary income to the extent of the accrued market discount not previously included in income. In addition, you might be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such preferred security or debenture. Market discount will accrue ratably unless you elect to have it accrue under the constant interest method.

     You may elect to include market discount in income currently as it accrues under either the ratable or constant yield method. If you elect to include market discount in income currently, the rules described above regarding the treatment of certain payments on the preferred securities or debentures as ordinary income and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

DISTRIBUTION OF THE DEBENTURES

     The debentures held by the trust may be distributed to you in exchange for your preferred securities if the trust is liquidated before the maturity of the debentures. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your proportionate share of the debentures previously held indirectly through the trust. Your holding period and tax basis in the debentures will equal the holding period and tax basis you had in your preferred securities before the distribution.

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     If you receive debentures in exchange for your preferred securities, you would accrue interest in respect of the debentures received from the trust in the manner described above under the caption "Interest Income and Original Issue Discount" in this section.

CONVERSION OF PREFERRED SECURITIES OR DEBENTURES INTO LUCENT COMMON STOCK

     Generally, you will not recognize any income, gain or loss upon converting preferred securities or debentures into Lucent common stock. If you receive cash in lieu of a fractional share of Lucent common stock, however, you would generally recognize capital gain or loss equal to the difference between the cash received and that portion of your basis in the Lucent common stock attributable to such fractional share. Your aggregate tax basis in the Lucent common stock will equal your adjusted tax basis in the preferred securities or debentures, as applicable (less the basis allocable to the fractional share for which cash is received). Your holding period of the Lucent common stock received upon conversion will generally include the period during which you held the preferred securities or debentures, as applicable.

ADJUSTMENT OF CONVERSION PRICE

     The terms of the preferred securities and debentures allow for changes in the conversion price in certain circumstances. A change in the conversion price that allows you to receive more shares of Lucent common stock on conversion might increase your proportionate interest in Lucent's assets or earnings and profits, as calculated for U.S. Federal income tax purposes, which we refer to as E&P. In that case, you would be treated as though you received a distribution in the form of Lucent common stock. Such a constructive stock distribution could be taxable to you, as dividends, even though you would not actually receive any cash or property. A taxable constructive stock distribution might result, for example, if the conversion price is adjusted to compensate you for distributions of cash or property to Lucent's shareowners. Not all changes in conversion price that allow you to receive more stock on conversion, however, increase your proportionate interest in Lucent. For instance, a change in conversion price could simply prevent the dilution of your interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, generally are not treated as constructive stock distributions. In certain circumstances, the failure to make an adjustment of the conversion price could result in a taxable distribution to holders of Lucent common stock. Any taxable constructive stock distributions resulting from a change to, or failure to change, the conversion price would be treated in the same manner as actual distributions made in respect of Lucent common stock described below in "-- U.S. Holders -- Dividends on Lucent Common Stock."

DIVIDENDS ON LUCENT COMMON STOCK

     If, after you convert preferred securities or debentures into Lucent common stock, Lucent makes a distribution in respect of the Lucent common stock, the distribution will be treated as a dividend, taxable to you as ordinary income, to the extent of Lucent's E&P. If the distribution exceeds Lucent's E&P, the excess will be treated first as a tax-free return of capital to the extent of your tax basis in the Lucent common stock, and any remaining amount will be treated as capital gain. If you are a U.S. corporation, you might be able to claim a dividends received deduction equal to a portion of any dividends you receive from Lucent provided you meet certain requirements.

SALES OF PREFERRED SECURITIES, DEBENTURES OR LUCENT COMMON STOCK

     If you sell, exchange or otherwise dispose of your preferred securities, debentures or the Lucent common stock received upon the conversion of the preferred securities or debentures, you will generally recognize capital gain or loss equal to the difference between:

     - the amount realized on the sale, exchange or other disposition of the preferred securities, debentures or Lucent common stock, as applicable (not including, in the case of preferred securities or debentures, any amount attributable to accrued OID or market discount, which will be taxed as described above under "Interest Income and Original Issue Discount" and "Market Discount"); and

     - your adjusted tax basis in your preferred securities, debentures or Lucent common stock, as applicable, so sold, exchanged or otherwise disposed.

     The gain or loss will generally be long-term capital gain or loss if you have held your preferred securities, debentures or Lucent common stock, as applicable, for more than one year. The deductibility of capital losses is subject to limitations.

REDEMPTION OF PREFERRED SECURITIES OR DEBENTURES

     If you receive cash upon the redemption of preferred securities or debentures you will generally be treated in the same manner as if you sold the preferred securities or debentures, as applicable, as described above under the caption "-- Sales of Preferred Securities, Debentures or Lucent Common Stock."

DISTRIBUTION OF CASH UPON LIQUIDATION OF THE TRUST

     If you receive cash upon the liquidation of the trust, you will generally be treated in the same manner as if you sold your preferred securities, as described above under the caption "-- Sales of Preferred Securities, Debentures or Lucent Common Stock."

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, under applicable Treasury regulations, information reporting will apply to payments of interest and accruals of OID on the preferred securities and debentures, dividends on Lucent common stock and to the proceeds of the sale, exchange, redemption or other disposition of preferred securities, debentures or Lucent common stock, as applicable, made to you, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. If backup withholding applies, the relevant intermediary must withhold at a rate of up to 31% on the above payments. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. Federal income tax liability, provided the required information is furnished to the IRS.

NON-U.S. HOLDERS

     The following discussion applies to you if you are a non-U.S. holder. For purposes of this discussion, a non-U.S. holder is a beneficial owner of preferred securities, debentures or Lucent common stock into which the preferred securities and debentures may be converted who is not a U.S. holder.

DISTRIBUTIONS ON PREFERRED SECURITIES

     Generally, distributions paid to you on the preferred securities or debentures will not be subject to U.S. Federal income tax withholding if you satisfy the requirements described below. If, however, the characterization of the preferred securities or debentures as debt is not respected for U.S. Federal income tax purposes, distributions on the preferred securities or debentures could constitute dividends subject to withholding tax. For a description of the withholding tax rules applicable to dividends, see "-- Dividends on Lucent Common Stock" below.

     For the exemption from U.S. withholding taxes to apply to you, you must satisfy one of the following requirements:

     - You provide a completed Form W-8BEN to the bank, broker or other intermediary through which you hold your preferred securities or debentures, as applicable, or, if you hold your preferred securities or debentures directly, to us or our paying agent.

     - You hold your preferred securities or debentures, as applicable, directly through an intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures. We refer to such an intermediary as a "qualified intermediary."

     - You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. In general, to claim this exemption, you must complete and submit a Form W-8BEN.

     - The distribution on the preferred securities or debentures, as applicable, is effectively connected with your conduct of a trade or business in the U.S. To claim this exemption, you must complete and submit a Form W-8ECI. In that case, the distribution would generally be subject to a U.S. income tax as if you were a U.S. holder. See "-- U.S. Holders -- Interest Income and Original Issue Discount" above. In addition, if you are a corporation, such effectively connected distributions might be subject to a "branch profits tax" imposed at a rate of 30% or a lower rate under a tax treaty.

     Even if you satisfy one of the above requirements, distributions on the preferred securities or debentures will be subject to withholding tax under certain limited circumstances, including if you own actually or constructively 10% or more of our voting stock or you are a controlled foreign corporation directly or indirectly related to us. In those cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S. and the required certification has been filed.

     As described above, the rules regarding withholding are complex, are subject to change and vary depending on your individual situation. We urge you to consult with your tax adviser regarding the application of such rules to your situation.

CONVERSION OF PREFERRED SECURITIES OR DEBENTURES INTO LUCENT COMMON STOCK

     No gain or loss will be recognized by a non-U.S. holder for U.S. Federal income tax purposes upon the conversion of the preferred securities or debentures into shares of Lucent common stock. However, to the extent that a non-U.S. holder receives cash in lieu of a fractional share upon conversion, any gain upon the receipt of cash would be subject to the rules described below under "-- Sale, Redemption or Other Disposition of Preferred Securities, Debentures or Lucent Common Stock."

ADJUSTMENT OF CONVERSION PRICE

     An adjustment to, or the failure to adjust, the conversion price of the preferred securities or debentures might result in a taxable constructive stock distribution, as described above under the caption "-- U.S.
Holders -- Adjustment of Conversion Price." Any taxable constructive stock distribution resulting from an adjustment to, or failure to adjust, the conversion price would be treated in the same manner as actual distributions made in respect of Lucent common stock described below under "-- Dividends on Lucent Common Stock."

DIVIDENDS ON LUCENT COMMON STOCK

     Dividends paid (or deemed paid) to a non-U.S. holder will be subject to U.S. withholding tax at a 30% rate or a lower rate provided by an applicable treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for a refund with the IRS.

     Subject to certain limited circumstances, you can comply with the documentation requirements to claim tax treaty benefits by satisfying one of the following conditions:

     - You provide a completed Form W-8BEN to the bank, broker or other intermediary through which you hold your shares, or, if you hold your shares directly, to us or our paying agent.

     - You hold your shares directly through a qualified intermediary. In this case, you need not file Form W-8BEN if the qualified intermediary has in its files, or obtains from you, certain information concerning your eligibility for treaty benefits.

     - In some limited circumstances, you may be permitted to provide documentary evidence in lieu of Form W-8BEN even if you hold your shares through an intermediary that is not a qualified intermediary.

     - Dividends paid to you will be exempt from U.S. withholding tax if the dividend income is effectively connected with your conduct of a trade or business in the U.S. In general, you must complete Form W-8ECI to claim this exemption. In that case, the effectively connected dividends will be subject to regular U.S. income tax as if you were a U.S. holder. See
       "-- U.S. Holders -- Dividends on Lucent Common Stock." In addition, if you are a corporation, such effectively connected dividends might be subject to a "branch profits tax" imposed at a rate of 30% or a lower rate under a tax treaty.

SALE, REDEMPTION OR OTHER DISPOSITION OF PREFERRED SECURITIES, DEBENTURES OR LUCENT COMMON STOCK

     Subject to the discussion below under "Information Reporting and Backup Withholding," you will generally not be subject to U.S. Federal income tax on gain recognized on a sale, redemption or other disposition of preferred securities, debentures or Lucent common stock, unless (1) the gain is effectively connected with your conduct of a trade or business within the U.S., or, if a tax treaty applies, attributable to a U.S. permanent establishment maintained by you, (2) if you are an individual, you are present in the U.S. for at least 183 days in the taxable year of disposition and you satisfy certain other requirements, or (3) Lucent is or has been during certain periods preceding the disposition a "U.S. real property holding corporation," for U.S. Federal income tax purposes (which we believe we are not and are not likely to become).

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding and information reporting will not apply to interest payments and accruals of OID on the preferred securities or debentures, or dividends on Lucent common stock, if you have furnished an IRS Form W-8BEN or W-8ECI or otherwise establish an exemption (provided that neither Lucent nor a paying agent has actual knowledge that you are a U.S. holder or other conditions of any other exemption are not satisfied).

     Payments of the proceeds of the sale of preferred securities, debentures or Lucent common stock to or through a foreign office of certain brokers are currently subject to certain reporting requirements, but not to backup withholding. Reporting requirements apply if the broker is:

     - a U.S. person;

     - a controlled foreign corporation;

     - a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the U.S.;

     - a foreign partnership with certain connections to the U.S.; or

     - a U.S. branch of a foreign bank or foreign insurance company.

     These payments will not be subject to reporting requirements if you are an exempt recipient or such broker has evidence in its records that you are a non-U.S. holder and no actual knowledge that such evidence is false and certain other conditions are met.

     Payments of the proceeds of a sale of preferred securities, debentures or Lucent common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless you certify under penalties of perjury that you are a non-U.S. holder, satisfy certain other qualifications and provide your name and address, or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. Federal income tax liability, provided the required information is furnished to the IRS.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), including an individual retirement account or a Keogh plan, a plan subject to provisions under applicable Federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code, which we refer to as Similar Laws, and an entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or other plan's investment in such entity (each of which we refer to as a Plan) should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Plan fiduciaries should consider, among other factors, whether the Plan's investment in the preferred securities would satisfy the applicable prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

     ERISA and the Code do not define plan assets. However, regulations, which we refer to as the Plan Assets Regulations, promulgated under ERISA by the U.S. Department of Labor, generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not "significant" or that the entity is an "operating company," in each case as defined in the Plan Assets Regulations. The trust is not expected to qualify as an operating company and will not be an investment company registered under the Investment Company Act. In addition the preferred securities are not expected to constitute "publicly offered securities."

     For purposes of the Plan Assets Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than a benefit plan investor) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include Plans, governmental plans and pension plans maintained by foreign corporations. No assurance can be given that the value of the preferred securities held by "benefit plan investors" will be less than 25% of the total value of such securities at the completion of their original offering or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception.

     Since there can be no assurance that any of the exceptions set forth in the Plan Assets Regulations will apply to the preferred securities, an investing Plan's assets could be considered to include an undivided interest in the assets held by the trust (including the debentures). If the assets of the trust were to be deemed to be "plan assets" under ERISA, this would result, among other things, in:

     - the application of the prudence and other fiduciary responsibility standards of ERISA to discretionary transactions engaged in by the trust (in relation to Plan investors subject to ERISA); and

     - the possibility that certain transactions in which the trust might seek to engage could constitute "prohibited transactions" under ERISA and/or the Code (in relation to Plan investors subject to ERISA and/or the Code).

     In such event, any person who exercises any authority or control respecting the management or disposition of the assets of the trust would be considered to be a fiduciary of such Plan investors. For example, the property trustee could therefore become a fiduciary of such Plans that invest in the preferred securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the trust (in relation to Plan investors subject to ERISA). However, the property trustee will have only limited discretionary authority with respect to the trust's assets and the remaining functions and the responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature. Inasmuch as the property trustee or another person with authority or control respecting the management or disposition of the trust's assets may become a fiduciary with respect to the Plans that purchase the preferred securities, there may be an improper delegation by such Plans (or their fiduciaries) of the responsibility to manage plan assets.

     If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction could be required:

     - to restore to the relevant Plan any profit realized on the transaction;
       and

     - to reimburse the relevant Plan for any losses suffered by the Plan as a result of the investment.

     In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who are subject to ERISA and/or the Code and who decide to invest in the trust could, under certain circumstances, be liable for prohibited transactions or other violations as co-fiduciaries for actions taken by or on behalf of the trust.

     Although governmental Plans and certain other Plans are not subject to ERISA, including the prohibited transaction provisions thereof, or Section 4975 of the Code, Similar Laws governing the investment and management of the assets of such Plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code, discussed above. Similarly, fiduciaries of other Plans not subject to ERISA may be subject to other legal restrictions under applicable Similar Laws. Accordingly, fiduciaries of governmental Plans or other Plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Consequently, and due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with plan assets of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment.

                            SELLING SECURITYHOLDERS

     The trust originally issued the preferred securities on March 19, 2002, in a private placement to Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Deutsche Banc Alex. Brown Inc. and SG Cowen Securities Corporation, whom we refer to as the initial purchasers. The initial purchasers then resold the preferred securities in transactions not requiring registration under the Securities Act or applicable state securities laws to persons the initial purchasers reasonably believed to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in compliance with Rule 144A or outside the United States to non-"U.S. Persons" in "offshore transactions," as defined in Regulation S under the Securities Act, in reliance upon Regulation S.

     This prospectus, in part, relates to:

     - resales of preferred securities; and

     - sales of:

      - debentures exchanged for, or distributed to the holders of, the preferred securities; and

      - Lucent common stock issued upon conversion of the preferred securities or the debentures,

by the selling securityholders as described below under "Plan of Distribution." The registration statement, of which this prospectus forms a part, has been filed with the SEC pursuant to the registration rights granted in connection with the original issue of the preferred securities to afford the holders of preferred securities the opportunity to sell their securities in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act. In order to take advantage of that opportunity, a holder of preferred securities must provide information about itself and the securities it is selling as required under the Securities Act.

     The selling securityholders listed below and the beneficial owners of the preferred securities and their transferees, pledgees, donees or other successors, if not identified in this prospectus then so identified in supplements to this prospectus as required, are the selling securityholders under this prospectus. The following table sets forth information, as of a recent practicable date prior to the effectiveness of the registration statement of which this prospectus forms a part, with respect to the selling securityholders named below and the respective:

     - number of preferred securities owned by each selling securityholder;

     - principal amount of debentures exchangeable for, or distributable to the holders of, the preferred securities owned by each selling securityholder; and

     - number of shares of Lucent common stock issuable upon conversion of the preferred securities or debentures owned by each selling securityholder,

that may be offered pursuant to this prospectus together with the number of shares of Lucent common stock owned by each selling securityholder prior to this offering. This information was supplied to us by the selling securityholders named in the table and may change from time to time. Because the selling securityholders may offer all or some portion of these securities pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, we cannot predict the number or principal amount, as the case may be, of the securities that will be held by the selling securityholders upon termination of this offering. In addition, some of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information about themselves and the securities they were selling in transactions exempt from the registration requirements of the Securities Act, one of the results of which may be that the aggregate number of preferred securities listed in the table below, as amended by supplements to this prospectus, could exceed the aggregate number issued by the trust. See "Plan of Distribution," below.

     Unless otherwise disclosed in the footnotes to the table below, no selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     Each selling securityholder listed below may, under this prospectus, from time to time offer and sell the number of preferred securities listed below opposite its name or the principal amount of debentures for which its preferred securities may be exchanged or to whom it may have distributed and/or the number of shares of Lucent common stock into which its preferred securities or debentures may be converted. Prior to any use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling securityholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.

                                                                               SHARES OF LUCENT
                                                                                 COMMON STOCK
                                                                                 ISSUABLE UPON
                                                                                 CONVERSION OF     SHARES OF LUCENT
                                                            PRINCIPAL AMOUNT     THE PREFERRED       COMMON STOCK
                                              PREFERRED     OF DISTRIBUTABLE   SECURITIES OR THE    OWNED PRIOR TO
        SELLING SECURITYHOLDER(1)           SECURITIES(2)    DEBENTURES(2)       DEBENTURES(3)      THIS OFFERING
        -------------------------           -------------   ----------------   -----------------   ----------------
1976 Distribution Trust FBO A.R. Lauder/
  Zinterhofer.............................           3              3,000                620             nil
1976 Distribution Trust FBO Jane A.
  Lauder..................................           6              6,000              1,240             nil
2000 Revocable Trust FBO A.R. Lauder/
  Zinterhofer.............................           3              3,000                620             nil
Absolute Return Fund Ltd. ................         300            300,000             61,984             nil
AIG DKR SoundShore Holdings Ltd. .........       2,500          2,500,000            516,529             nil
Allentown City Firefighters Pension
  Plan....................................          11             11,000              2,273             nil
Allentown City Police Pension Plan........          21             21,000              4,339             nil
Allentown City Officers & Employees
  Pension Fund............................           4              4,000                827             nil
Alpha U.S. Subfund VIII, LLC..............       1,000          1,000,000            206,612             nil
American Motorist Insurance Company.......         240            240,000             49,587             nil
Arapahoe County Colorado..................          23             23,000              4,753             nil
Banc of America Securities LLC............      14,750         14,750,000          3,047,522             nil
Bear, Stearns & Co, Inc. .................       8,500          8,500,000          1,756,199             nil
BTES-Convertible ARB......................       1,000          1,000,000            206,612             nil
Canyon Mac 18, LTD (RMF)..................       1,610          1,610,000            332,645             nil
Canyon Capital Arbitrage Master Fund,
  LTD.....................................       6,900          6,900,000          1,425,621             nil
Canyon Value Realization Fund (Cayman),
  Ltd. ...................................       9,430          9,430,000          1,948,348             nil
Castle Convertible Fund, Inc. ............         250            250,000             51,653             nil
Cheyne Capital Management Limited.........       6,500          6,500,000          1,342,976             nil
City of New Orleans.......................          96             96,000             19,835             nil
City University of New York...............          57             57,000             11,777             nil
Credit Suisse First Boston Corporation....      24,000         24,000,000          4,958,679             nil
Credit Suisse First Boston London.........      15,000         15,000,000          3,099,174             nil
Credit Suisse First Boston London
  Branch..................................      48,500         48,500,000         10,020,663             nil
CSFB Convertible & Quantitative Strategies
  LTD.....................................       3,000          3,000,000            619,835             nil
Deephaven Domestic Convertible Trading
  LTD.....................................      28,675         28,675,000          5,924,588             nil
Deutsche Bank Securities..................     120,975        120,975,000         24,994,839             nil

                                                                               SHARES OF LUCENT
                                                                                 COMMON STOCK
                                                                                 ISSUABLE UPON
                                                                                 CONVERSION OF     SHARES OF LUCENT
                                                            PRINCIPAL AMOUNT     THE PREFERRED       COMMON STOCK
                                              PREFERRED     OF DISTRIBUTABLE   SECURITIES OR THE    OWNED PRIOR TO
        SELLING SECURITYHOLDER(1)           SECURITIES(2)    DEBENTURES(2)       DEBENTURES(3)      THIS OFFERING
        -------------------------           -------------   ----------------   -----------------   ----------------
Goldman Sachs and Company.................      11,206         11,206,000          2,315,290             nil
Goldman Sachs & Co. Profit Sharing Master
  Trust...................................         300            300,000             61,984             nil
Grace Brothers, LTD.......................       1,000          1,000,000            206,612             nil
Grace Brothers Management, LLC............       1,000          1,000,000            206,612             nil
Grady Hospital Foundation.................          50             50,000             10,331             nil
HFR TQA Master Trust......................         500            500,000            103,306             nil
Independence Blue Cross...................         154            154,000             31,819             nil
JMG Capital Partners, LP..................      75,525         75,525,000         15,604,342             nil
JMG Triton Offshore Fund, LTD.............      96,075         96,075,000         19,850,210             nil
KBC Financial Products (Cayman Island)
  Limited.................................       3,000          3,000,000            619,835             nil
Langdon Street Capital, L.P. .............         500            500,000            103,306             nil
LB Series Fund, Inc. -- Growth
  Portfolio...............................       5,000          5,000,000          1,033,058             nil
LDG Limited...............................         500            500,000            103,306             nil
Lexington (IMA) Limited...................         400            400,000             82,645             nil
LLT Limited...............................       1,200          1,200,000            247,934             nil
Local Initiatives Support Corporation.....          17             17,000              3,513             nil
Municipal Employees.......................          86             86,000             17,769             nil
Nabisco Holdings..........................          11             11,000              2,273             nil
Newberger Berman AMT Guardian Fund........       1,180          1,180,000            243,802             nil
Newberger Berman Guardian Fund............      13,830         13,830,000          2,857,439             nil
New Orleans Firefighters Pension/Relief
  Fund....................................          52             52,000             10,744             nil
NMS Services (Cayman) Inc. ...............       5,000          5,000,000          1,033,058             nil
Occidental Petroleum Corporation..........          98             98,000             20,248             nil
Oz Convertible Master Fund Ltd. ..........         900            900,000            185,951             nil
Oz Mac 13 Ltd. ...........................         300            300,000             61,984             nil
Oz Master Fund Ltd. ......................      10,700         10,700,000          2,210,745             nil
Peoples Benefit Life Insurance Company....       5,700          5,700,000          1,177,687             nil
Policeman and Fireman Retirement System of
  the City of Detroit.....................         237            237,000             48,967             nil
Pro-mutual................................         284            284,000             58,678             nil
Prudential High Yield Fund, Inc. .........       6,560          6,560,000          1,355,373             nil
Prumerica Worldwide Investors Portfolio:
  U.S. High Yield Fund....................         460            460,000             95,042             nil
R2 Investments, LDC.......................     208,250        208,250,000         43,026,866             nil
RJ Reynolds...............................          26             26,000              5,372             nil
Royal Bank of Canada......................      12,000         12,000,000          2,479,340             nil
Salomon Brothers Asset Management,
  Inc. ...................................      25,000         25,000,000          5,165,290             nil
Salomon Smith Barney Inc. ................      39,176         39,176,000          8,094,217             nil
SAM Investments LDC.......................      35,000         35,000,000          7,231,406             nil
Serena Limited............................         100            100,000             20,662             nil

                                                                               SHARES OF LUCENT
                                                                                 COMMON STOCK
                                                                                 ISSUABLE UPON
                                                                                 CONVERSION OF     SHARES OF LUCENT
                                                            PRINCIPAL AMOUNT     THE PREFERRED       COMMON STOCK
                                              PREFERRED     OF DISTRIBUTABLE   SECURITIES OR THE    OWNED PRIOR TO
        SELLING SECURITYHOLDER(1)           SECURITIES(2)    DEBENTURES(2)       DEBENTURES(3)      THIS OFFERING
        -------------------------           -------------   ----------------   -----------------   ----------------
SG Hambros Trust Company (Jersey) Ltd as
  Trustee of the Lyxor Master Fund........         115            115,000             23,761             nil
Shell Pension Trust.......................         210            210,000             43,389             nil
Silverado Arbitrage Trading, LTD..........         185            185,000             38,224             nil
Southport Energy Plus Offshore Inc. ......       2,200          2,200,000            454,546             nil
Southport Energy Plus, L.P. ..............       1,800          1,800,000            371,901             nil
ST Albans Partners LTD....................      14,300         14,300,000          2,954,546             nil
State of Maryland Retirement Agency.......       1,311          1,311,000            270,868             nil
Sunrise Partners LLC......................       2,000          2,000,000            413,224             nil
TCW Group, Inc. ..........................       9,800          9,800,000          2,024,794             nil
Teachers Insurance & Annuity
  Association.............................      13,000         13,000,000          2,685,951             nil
The Gabelli Convertible Securities
  Inc. ...................................         750            750,000            154,959             nil
The Gabelli Equity Income Fund............         700            700,000            144,629             nil
The Northwestern Mutual Life Insurance
  Company.................................       5,000          5,000,000          1,033,058             nil
The Prudential Series Fund, Inc., High
  Yield Bond Portfolio....................       2,980          2,980,000            615,703             nil
TQA Master Fund Ltd. .....................       9,000          9,000,000          1,859,505             nil
TQA Master Plus Fund Ltd. ................       3,000          3,000,000            619,835             nil
Tribeca Investments, L.L.C. ..............      52,000         52,000,000         10,743,804             nil
UBS AG London Branch......................     124,500        124,500,000         25,723,145             nil
Value Realization Fund, L.P. .............       5,060          5,060,000          1,045,455             nil
Whitebox Convertible Arbitrage Partners
  LP......................................      10,000         10,000,000          2,066,116             nil
White River Securities L.L.C. ............       8,500          8,500,000          1,756,199             nil
Zurich Institutional Benchmarks Master
  Fund Limited............................       1,000          1,000,000            206,612             nil

---------------

(1) Information about other selling securityholders may be provided in prospectus supplements or post-effective amendments.

(2) In each case, none of these securities were held prior to their offering.

(3) Based on the shares of Lucent common stock currently issuable upon conversion of the preferred securities or the debentures with fractions rounded up to the nearest whole number. The number of shares of Lucent common stock so issuable is subject to change as a result of antidilution adjustments. No fractional shares of Lucent common stock will be issued upon conversion of the preferred securities or the debentures, see "Description of the Preferred Securities -- Conversion Rights" and "Description of the Debentures -- Conversion of the Debentures."

                              PLAN OF DISTRIBUTION

     The selling securityholders may from time to time directly sell their preferred securities, debentures issued in exchange for, or distributed to them as holders of, their preferred securities and Lucent common stock issued upon conversion of their preferred securities or debentures directly to purchasers. Alternatively, the selling securityholders may from time to time offer these securities through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of these securities for whom they may act as agent.

     We cannot assure you that any selling securityholder will sell any or all of its securities under this prospectus or that any selling securityholder will not transfer, devise or gift its securities by other means not described in this prospectus.

     The selling securityholders and any brokers, dealers or agents who participate in the distribution of the securities covered by this prospectus may be deemed to be "underwriters," and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling securityholders may be deemed to be underwriters, the selling securityholders may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholders are deemed to be underwriters, they will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

     The securities offered hereby may be sold from time to time by the selling securityholders or, to the extent permitted, by pledgees, donees, transferees or other successors in interest including by disposal from time to time in one or more transactions through any one or more of the following, as appropriate:

     - a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

     - in transactions otherwise than in the over-the-counter market;

     - through the writing of put or call options on the securities;

     - short sales of the securities and sales to cover the short sales;

     - the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

     - the distribution of the securities by any selling securityholder to its partners, members or securityholders;

     - sales through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or successors in interest or from the purchasers of the shares for whom they may act as agent; and

     - a combination of any of the above.

     In addition, the securities covered by this prospectus may be sold in private transactions or under Rule 144 rather than under this prospectus.

     Sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

     Upon being notified by a selling securityholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of securities covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities. To our knowledge, there are currently no agreements, arrangements or understandings between any selling securityholders and any broker, dealer, agent or underwriter regarding the sale by any selling securityholder of securities covered by this prospectus. Under the securities laws of some states, the securities may be sold only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with. The selling securityholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of these securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     Under the terms of the registration rights agreement, holders of securities covered by this prospectus, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities.

     Under the terms of the registration rights agreement, we have also agreed to pay substantially all of the expenses in connection with the registration of these securities other than underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition by the selling securityholders of their securities covered by this prospectus.

     There is no public trading market for the preferred securities and we do not intend to apply for listing of the preferred securities on any national securities exchange or their quotation on any automated inter-dealer quotation system. No assurance can be given as to the liquidity of the trading market for the preferred securities or that an active public market for the preferred securities will develop. If an active market for the preferred securities does not develop, the market price and liquidity of the preferred securities may be adversely affected. If the preferred securities are traded, they may trade at a discount from their initial offering price, depending on the market for similar securities, our performance and other factors.

     In connection with the original private placement of the preferred securities, Lucent and its executive officers and directors agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., and subject to the exceptions described below, Lucent would not, and Lucent's executive officers and directors would not, prior to June 11, 2002:

     - offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Lucent common stock or any securities convertible into or exercisable or exchangeable for Lucent common stock, or

     - enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lucent common stock,

whether any transaction described above is to be settled by delivery of Lucent common stock or other securities, in cash or otherwise.

     The restrictions described in the previous paragraph did not apply to:

     - the sale of the preferred securities offered by this prospectus;

     - the issuance by Lucent of shares of common stock:

      - upon the exercise of any option or warrant or the conversion of a security outstanding on the date of this prospectus and disclosed in an SEC filing by Lucent; or

      - pursuant to employee or director benefit plans;

     - the issuance by Lucent of shares of common stock on conversion of the preferred securities or the debentures;

     - the granting and/or exchange by Lucent of stock options, restricted stock or restricted stock units pursuant to any employee or director benefit plan approved by our board of directors; or

     - in the case of our executive officers and directors, transactions relating to shares of Lucent's common stock or its other securities acquired in open market transactions after the completion of this offering.

                             VALIDITY OF SECURITIES

     The validity of the debentures, the preferred securities guarantee have been passed upon for Lucent and the trust by Cravath, Swaine & Moore, New York, New York, special New York counsel to Lucent, and Richard J. Rawson, Senior Vice President, General Counsel and Secretary of Lucent. The validity of the Lucent common stock issuable upon the conversion of the preferred securities or the debentures have also been passed upon for Lucent and the trust by Mr. Rawson. As of June 10, 2002, Mr. Rawson owned 264,784 shares of Lucent common stock and vested options for 2,659,876 shares of Lucent common stock. Certain matters of Delaware law relating to the trust and the validity of the preferred securities have been passed upon for the trust by Richards, Layton & Finger, P.A., special Delaware counsel to Lucent and the trust.

     Certain matters relating to U.S. Federal income tax as noted under the heading "Certain U.S. Federal Income Tax Consequences" have been passed upon for Lucent by Cravath, Swaine & Moore, New York, New York, special tax counsel to Lucent.

                                    EXPERTS

     The financial statements incorporated herein by reference to Lucent's Current Report on Form 8-K dated June 17, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           [LUCENT TECHNOLOGIES LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the registrants in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee.

SEC Registration Fee........................................  $119,543
Accounting fees and expenses................................     7,000
Legal fees and expenses.....................................   200,000
Printing fees and expenses..................................    30,000
Fees and expenses of Trustees...............................     5,000
Miscellaneous fees and expenses.............................    10,000
                                                              --------
          Total.............................................   371,543
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

LUCENT TECHNOLOGIES INC.

     Lucent's Certificate of Incorporation provides that a director of Lucent shall not be personally liable to Lucent or its securityholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to Lucent or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or
(4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While Lucent's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, Lucent's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     Lucent's Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Lucent or is or was serving at the request of Lucent as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Lucent to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Lucent to provide broader indemnification rights than said law permitted Lucent to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith.

     This right to indemnification includes the right to have Lucent pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of Lucent's Certificate of Incorporation or By-laws, agreement, vote of securityholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Lucent thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     Lucent's Certificate of Incorporation also specifically authorizes Lucent to maintain insurance and to grant similar indemnification rights to employees or agents of Lucent. The directors and officers of Lucent are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

LUCENT TECHNOLOGIES CAPITAL TRUST I

     Under the Amended and Restated Trust Agreement, dated as of March 19, 2002, among Lucent, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the individuals named therein, as administrative trustees, relating to Lucent Technologies Capital Trust I, Lucent has agreed, to the fullest extent permitted by applicable law, to fully indemnify and hold harmless (i) each trustee, (ii) any affiliate of any trustee,
(iii) any officer, director, shareholder, employee, representative or agent of any trustee and (iv) any employee or agent of the trust or its affiliates (referred to as an "indemnified person") from and against any and all loss, damage, liability, tax, penalty, expense (including legal fees and expenses) or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, administration, operation or termination of the trust or any act or omission performed or omitted by such Indemnified Person in good faith pursuant to the trust agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim determined by a court of competent jurisdiction to have been caused by such Indemnified Person's own negligence or willful misconduct with respect to such acts or omissions (or, in the case of the administrative trustees and the Delaware trustee, any such loss, damage or claim as may be attributable to its, his or her gross negligence or willful misconduct).

ITEM 16.  EXHIBITS

     See the index to exhibits, which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Lucent pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Lucent's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on June 10, 2002.

                                          LUCENT TECHNOLOGIES INC.
                                          Registrant

                                          By:    /s/ JOHN A. KRITZMACHER
                                            ------------------------------------
                                                    John A. Kritzmacher
                                            Senior Vice President and Corporate
                                                          Controller

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints John A. Kritzmacher, Frank A. D'Amelio and Richard J. Rawson, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  (SIGNATURE)                                    (TITLE)                    (DATE)
                  -----------                                    -------                    ------







             /s/ PATRICIA F. RUSSO                    President and Chief Executive      June 10, 2002
------------------------------------------------      Officer (principal executive
               Patricia F. Russo                          officer) and Director

             /s/ FRANK A. D'AMELIO                 Executive Vice President and Chief    June 11, 2002
------------------------------------------------      Financial Officer (principal
               Frank A. D'Amelio                           financial officer)

            /s/ JOHN A. KRITZMACHER                Senior Vice President and Corporate   June 10, 2002
------------------------------------------------    Controller (principal accounting
              John A. Kritzmacher                               officer)

              /s/ HENRY B. SCHACHT                              Director                 June 11, 2002
------------------------------------------------
                Henry B. Schacht

              /s/ PAUL A. ALLAIRE                               Director                 June 11, 2002
------------------------------------------------
                Paul A. Allaire

                  (SIGNATURE)                                    (TITLE)                    (DATE)
                  -----------                                    -------                    ------
              /s/ ROBERT E. DENHAM                              Director                 June 11, 2002
------------------------------------------------
                Robert E. Denham

              /s/ DANIEL S. GOLDIN                              Director                 June 12, 2002
------------------------------------------------
                Daniel S. Goldin

               /s/ CARLA A. HILLS                               Director                 June 12, 2002
------------------------------------------------
                 Carla A. Hills

             /s/ FRANKLIN A. THOMAS                             Director                 June 11, 2002
------------------------------------------------
               Franklin A. Thomas

               /s/ JOHN A. YOUNG                                Director                 June 11, 2002
------------------------------------------------
                 John A. Young

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on 13, 2002.

                                          LUCENT TECHNOLOGIES CAPITAL TRUST I
                                          Registrant

                                          By: Lucent Technologies Inc., as
                                          sponsor

                                          By:       /s/ KEVIN DASILVA
                                            ------------------------------------
                                                       Kevin DaSilva
                                                   Administrative Trustee

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION
-------                             -------------------
   4.1      --  Provisions of the Restated Certificate of Incorporation of
                Lucent, as amended through February 16, 2000, that define
                the rights of securityholders of Lucent.(1)
   4.2      --  Provisions of the By-Laws of Lucent, as amended through
                January 6, 2002, that define the rights of securityholders of Lucent.(2)
   4.3      --  Rights Agreement, dated as of April 4, 1996, between Lucent and The Bank of New York (successor to First Chicago Trust
                Company of New York), as rights agent (including form of
                right certificate).(3)
   4.4      --  Amendment, dated February 18, 1998, to the Rights Agreement, dated as of April 4, 1996, between Lucent and The Bank of
                New York (successor to First Chicago Trust Company of New
                York), as rights agent.(4)
   4.5      --  Form of certificate for Lucent common stock.(5)
   4.6      --  Amended and Restated Trust Agreement, dated as of March 19,
                2002, among Lucent, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as
                Delaware trustee, and the individuals named therein, as
                administrative trustees, relating to Lucent Technologies
                Capital Trust I.(6)
   4.7      --  Form of certificate for preferred securities of Lucent
                Technologies Capital Trust I, designated as 7.75% cumulative convertible trust preferred securities (liquidation
                preference $1,000 per preferred security) (included as
                Exhibit B to Exhibit 4.6).
   4.8      --  Indenture, dated as of March 19, 2002, between Lucent and
                The Bank of New York, as indenture trustee.(7)
   4.9      --  Form of Lucent 7.75% convertible subordinated debentures due
                2017 (included as Exhibit A to Exhibit 4.8).
   4.10     --  Guarantee Agreement, dated as of March 19, 2002, between
                Lucent, as guarantor, and The Bank of New York, as guarantee trustee.(8)
   4.11     --  Registration Rights Agreement, dated as of March 13, 2002, among Lucent, Lucent Technologies Capital Trust I and Morgan
                Stanley & Co. Incorporated and Salomon Smith Barney, as
                representatives of the initial purchasers named therein.
   5.1*     --  Opinion and consent of Richard J. Rawson, Senior Vice
                President, General Counsel and Secretary of Lucent, as to
                the validity of the Lucent common stock, debentures and
                preferred securities guarantee registered hereunder.
   5.2*     --  Opinion and consent of Cravath, Swaine & Moore, as to the validity of the debentures and preferred securities
                guarantee registered hereunder.
   5.3*     --  Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the preferred securities registered
                hereunder.
   8 *      --  Tax opinion of Cravath, Swaine & Moore (included in exhibit
                5.2).
  12 *      --  Statement Regarding Computation of Ratios.
  23.1      --  Consent of PricewaterhouseCoopers LLP.
  23.2*     --  Consent of Richard J. Rawson (included in Exhibit 5.1).
  23.3*     --  Consent of Cravath, Swaine & Moore (included in Exhibit
                5.2).
  23.4*     --  Consent of Richards, Layton & Finger, P.A. (included in
                Exhibit 5.3).
  24        --  Powers of Attorney (included in the signatures page of this registration statement).

EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION
-------                             -------------------
  25.1      --  Statement of Eligibility Under the Trust Indenture Act of
                1939 of a Corporation Designated to Act as Trustee on Form
                T-1 of The Bank of New York, as property trustee for the
                preferred securities registered hereunder.
  25.2      --  Statement of Eligibility Under the Trust Indenture Act of
                1939 of a Corporation Designated to Act as Trustee on Form
                T-1 of The Bank of New York, as indenture trustee for the
                debentures registered hereunder.
  25.3      --  Statement of Eligibility Under the Trust Indenture Act of
                1939 of a Corporation Designated to Act as Trustee on Form
                T-1 of The Bank of New York, as guarantee trustee for the
                preferred securities guarantee registered hereunder.

---------------

* To be filed by amendment.

(1) Incorporated by reference to Exhibit 3.1 to Lucent's registration statement on Form S-4 (registration no. 333-31400), filed with the SEC on March 1, 2000.

(2) Incorporated by reference to Exhibit 3(ii) to Lucent's quarterly report on Form 10-Q for the quarterly period ended December 31, 2001, filed with the SEC on February 14, 2002.

(3) Incorporated by reference to Exhibit 4.2 to Lucent's registration statement on Form S-1/A (registration no. 333-00703), filed with the SEC on April 1, 1996.

(4) Incorporated by reference to Exhibit 10(i)5 to Lucent's annual report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 22, 1998.

(5) Incorporated by reference to Exhibit 4(iv) to Lucent's quarterly report on Form 10-Q for the quarterly period ended December 31, 2001, filed with the SEC on February 14, 2002.

(6) Incorporated by reference to Exhibit 4(v)1 to Lucent's quarterly report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 14, 2002.

(7) Incorporated by reference to Exhibit 4(v)3 to Lucent's quarterly report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 14, 2002.

(8) Incorporated by reference to Exhibit 4(v)5 to Lucent's quarterly report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 14, 2002.